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                                                                   EXHIBIT 10.17




                     SECOND AMENDED JOINT VENTURE AGREEMENT

                                     between

                        ALTERNATIVE LIVING SERVICES, INC.

                                       and

                          ASSISTED LIVING EQUITIES, LLC




                              AS OF JANUARY 1, 1999



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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1

DEFINITIONS...................................................................2
         1.1      Affiliate...................................................2
         1.2      Adjusted EBITDAR............................................2
         1.3      ALE Affiliate...............................................2
         1.4      ALE Ancillary Agreements....................................2
         1.5      ALS Affiliate...............................................2
         1.6      ALS Ancillary Agreements....................................2
         1.7      ALS-Northeast...............................................2
         1.8      ALS-Northeast Entities......................................2
         1.9      Ancillary Agreements........................................2
         1.10     Architect's Agreement.......................................2
         1.11     bed.........................................................2
         1.12     Business....................................................3
         1.13     Business Plan...............................................3
         1.14     Capital Account.............................................3
         1.15     Certificate of Occupancy....................................3
         1.16     Collateral Assignment Agreement.............................3
         1.17     Commons Facility............................................3
         1.18     Completion of Construction..................................3
         1.19     Confidential Information....................................3
         1.20     Construction Agreement......................................3
         1.21     Contracting ALE Affiliates..................................4
         1.22     Corporate Licenseholder.....................................4
         1.23     Defaulting Party............................................4
         1.24     Default Loan Rate...........................................4
         1.25     Development Term............................................4
         1.26     EBITDAR.....................................................4
         1.27     EBITDAR Before Management Fees..............................5
         1.28     Exclusivity Standard........................................5
         1.29     Excusing Event..............................................5
         1.30     Existing Project Entities...................................5
         1.31     Extender Standard...........................................5
         1.32     Facility or Facilities......................................5
         1.33     Family Member...............................................5
         1.34     Floor EBITDAR Margin........................................5
         1.35     Grandfathered Project Entity................................6
         1.36     Joint Venture Agreement.....................................6
         1.37     Joint Venture Agreement Year................................6
         1.38     Large Facility..............................................6
         1.39     Large Facility Entity.......................................6

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
         1.40     Majority Vote...............................................6
         1.41     Management Agreement........................................6
         1.42     Manager.....................................................6
         1.43     Mandatory Capital Call Contribution.........................6
         1.44     Mandatory Capital Call Schedule.............................7
         1.45     Market Approval.............................................7
         1.46     Non-Defaulting Party........................................7
         1.47     Nonexclusive Year...........................................7
         1.48     Operating Agreement (ALS-Northeast).........................7
         1.49     Operating Agreement.........................................7
         1.50     Operating Losses............................................7
         1.51     Original Agreement..........................................7
         1.52     Original NY Facilities......................................7
         1.53     PDC.........................................................7
         1.54     PDC Guaranty Amendment......................................8
         1.55     Percentage Interest.........................................8
         1.56     Permitting Completion.......................................8
         1.57     Pipeline Projects...........................................8
         1.58     Pipeline Project Purchase Price.............................8
         1.59     Person......................................................8
         1.60     Preferred Equity Contribution...............................8
         1.61     Preferred Equity Rate.......................................8
         1.62     Preferred Equity Return.....................................8
         1.63     Prime Rate..................................................9
         1.64     Project Agreements..........................................9
         1.65     Project Entity..............................................9
         1.66     Project Start...............................................9
         1.67     Pro Forma Stabilized Rates..................................9
         1.68     Requisite Level.............................................9
         1.69     Small Facility.............................................10
         1.70     Small Facility Entity......................................10
         1.71     Territory..................................................10
         1.72     Total Development Cost.....................................10
         1.73     Total ROA Base Costs.......................................10
         1.74     Waived Facility............................................10
         1.75     Unreturned Preferred Equity Amount.........................10

ARTICLE 2

APPLICABILITY AND PURPOSE OF
JOINT VENTURE; DEVELOPMENT TERM..............................................11
         2.1 Applicability and Purpose.......................................11
         2.2 Development Term................................................11


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ARTICLE 3

COVENANTS....................................................................14
         3.1      Joint Ownership and Development............................14
         3.2      Formation of Project Entities..............................18
         3.3      Not Used...................................................19
         3.4      Capitalization of Project Entities.........................19
         3.5      Failure to Meet Capital Calls..............................20
         3.6      Project Financing..........................................21
         3.7      Responsibilities of the Parties............................23
         3.8      Decision-Making............................................24
         3.9      Construction and Development Services......................27
         3.10     Management.................................................29
         3.11     Restrictions on Transferability of Interests...............31
         3.12     Put and Call Options.......................................32
         3.13     Collateral Assignment......................................40
         3.14     Noncompetition.............................................41
         3.15     Interests in Profits, Losses and Distributions.............44
         3.16     Confidentiality............................................46
         3.17     Further Assurances.........................................47
         3.18     No Liens...................................................47
         3.19     Public Statement...........................................47
         3.20     PDC Guaranty Amendment.....................................48
         3.21     Special Project Entity Profit and Loss Allocations.........48

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF ALS........................................48
         4.1      Organization...............................................48
         4.2      Authorization, Enforceability..............................48
         4.3      No Violation or Conflict...................................49
         4.4      Brokers....................................................49
         4.5      Litigation.................................................49
         4.6      Governmental Approvals.....................................49
         4.7      Required Consent...........................................49

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF ALE........................................49
         5.1      Organization...............................................49
         5.2      Authorization, Enforceability..............................50
         5.3      No Violation or Conflict...................................50
         5.4      No Broker..................................................50
         5.5      No Litigation..............................................50
         5.6      Governmental Approvals.....................................51


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
                                                                             C>
         5.7      Required Consent...........................................51

ARTICLE 6

NOT USED.....................................................................51

ARTICLE 7

NOT USED.....................................................................51

ARTICLE 8

NOT USED.....................................................................51

ARTICLE 9

INDEMNIFICATION..............................................................51
         9.1      ALE's Indemnity............................................51
         9.2      ALS's Indemnity............................................52
         9.3      Provisions Regarding Indemnities...........................53

ARTICLE 10

NOT USED.....................................................................54

ARTICLE 11

MISCELLANEOUS................................................................54
         11.1     Entire Agreement; Amendment................................54
         11.2     Fees and Expense...........................................54
         11.3     Applicable Law.............................................54
         11.4     Binding Effect, Assignment.................................54
         11.5     Notices....................................................54
         11.6     Counterparts...............................................55
         11.7     Headings...................................................55
         11.8     Construction...............................................55
         11.9     Severability...............................................56
         11.10    Knowledge..................................................56
         11.11    Survival of Representations and Warranties.................56
         11.12    Arbitration................................................56
         11.13    Waiver of Compliance.......................................57
         11.14    Third Parties..............................................57
         11.15    Set Off Rights of Parties..................................57
         11.16    Effect of Commons Acquisition Agreement....................58
         11.17    Cross Default..............................................58


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                     SECOND AMENDED JOINT VENTURE AGREEMENT


         THIS SECOND AMENDED JOINT VENTURE AGREEMENT (the "Second Amended Agreement") is made and entered into as of the 1st day of January, 1999, by and between ALTERNATIVE LIVING SERVICES, INC., a Delaware corporation ("ALS"), and ASSISTED LIVING EQUITIES, LLC, a New York limited liability company ("ALE").

                                  WITNESSETH:

         WHEREAS, the parties agreed to form a joint venture pursuant to that certain Joint Venture Agreement dated as of September 11, 1996, between ALS and ALE (together with the several agreements and instruments entered into in connection therewith or pursuant thereto, including without limitation the New York Addendum, referred to herein as the "Original Agreement"); and

         WHEREAS, the parties entered into a First Amended Joint Venture Agreement, dated as of April 30, 1997 (together with the several agreements and instruments entered into in connection therewith or pursuant thereto, including without limitation the New York Addendum, and as such agreements have been amended by Amendment No. 1 (as such term is hereinafter defined), referred to herein as the "First Amended Agreement"); and

         WHEREAS, simultaneously herewith, the parties are entering into an amendment no. 1 ("Amendment No. 1") to the First Amended Agreement, the terms and conditions of which will pertain to Project Entities that are Existing Project Entities or Grandfathered Project Entities (as each such term is defined in Amendment No. 1); and

         WHEREAS, the First Amended Agreement as amended by Amendment No. 1 and this Second Amended Agreement will each be in full force and effect simultaneously as integral components of the expression of the parties' intentions and agreements, with the understanding that the First Amended Agreement as amended by Amendment No. 1 will have application to the Existing Project Entities and the Grandfathered Project Entities and that this Second Amended Agreement will have application to all other Project Entities;

         NOW, THEREFORE, in consideration of the premises and of the promises and agreements hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         In addition to the other definitions contained elsewhere herein, the following definitions shall apply for purposes of this Agreement:

         1.1 Affiliate. "Affiliate" shall have the meaning set forth in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

         1.2 Adjusted EBITDAR. "Adjusted EBITDAR" has the meaning ascribed to such term in Schedule 1.

         1.3 ALE Affiliate. "ALE Affiliate" means any Affiliate of ALE, excluding any ALS-Northeast Entity owned jointly by ALS and ALE.

         1.4 ALE Ancillary Agreements. "ALE Ancillary Agreements" means any Ancillary Agreement to which ALE or any ALE Affiliate is a party.

         1.5 ALS Affiliate. "ALS Affiliate" means any Affiliate of ALS, excluding any ALS-Northeast Entity owned jointly by ALE and ALS.

         1.6 ALS Ancillary Agreements. "ALS Ancillary Agreements" means any Ancillary Agreement to which ALS is a party.

         1.7 ALS-Northeast. "ALS-Northeast" means ALS-Northeast, L.L.C., a New York limited liability company, which has been organized and formed for the purposes referred to in the Original Agreement.

         1.8 ALS-Northeast Entities. "ALS-Northeast Entities" means ALS-Northeast, the Project Entities and the Corporate Licenseholders.

         1.9 Ancillary Agreements. "Ancillary Agreements" means all of the agreements executed and delivered by ALS and ALE, or either of them (or any ALS Affiliate or ALE Affiliate), with an ALS-Northeast Entity or with each other, pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, including without limitation the Operating Agreement of each of the Project Entities.

         1.10 Architect's Agreement. "Architect's Agreement" means an agreement in substantially the form of Exhibit A attached to the First Amended Agreement.

         1.11 bed. "bed" means each sleeping accommodation intended to be made available at a Facility under the applicable Business Plan (notwithstanding that another capacity may be licensed or feasible in a given case).



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         1.12     Business. "Business" means the business of developing or
acquiring, owning and operating the Facilities and activities related or incidental thereto.

         1.13 Business Plan. "Business Plan" means a business plan developed and agreed upon by ALS and ALE for each Project Entity contemporaneous with the formation of such Project Entity as contemplated by Section 3.2 or a business plan developed by ALS as contemplated by Section 3.1.3 hereof or, if with respect to a given period an operating budget has been approved by ALE, such operating budget.

         1.14 Capital Account. "Capital Account" shall have the meaning set forth in the Operating Agreement (ALS-Northeast) with respect to the members of ALS-Northeast, or the applicable Operating Agreement with respect to the members of Project Entities, as the context may require.

         1.15 Certificate of Occupancy. "Certificate of Occupancy" means the certificate or other official document issued by a state or local governmental unit or agency to evidence the permission to occupy a Facility in accordance with applicable building ordinances and regulations (in jurisdictions, such as certain local jurisdictions in the State of New York, where a temporary certificate of occupancy permits occupancy of the premises, the term "Certificate of Occupancy" shall mean such a temporary certificate of occupancy, and in jurisdictions where no such certificate or official document is customarily issued, a "Certificate of Occupancy" will be deemed to have been granted upon substantial completion of the Facility in accordance with the Construction Agreement).

         1.16 Collateral Assignment Agreement. "Collateral Assignment Agreement" means that certain Collateral Assignment Agreement dated as of September 11, 1996 between ALS and ALE.

         1.17 Commons Facility. "Commons Facility" shall have the meaning ascribed thereto in the First Amended Agreement.

         1.18 Completion of Construction. "Completion of Construction" of a Facility means the issuance of a Certificate of Occupancy or the equivalent for each Facility.

         1.19 Confidential Information. "Confidential Information" shall have the meaning provided in Section 3.16 of this Agreement.

         1.20 Construction Agreement. "Construction Agreement" means each Construction Agreement between an Affiliate of ALE and a Project Entity established to acquire and develop a Facility, in substantially the form of Exhibit D attached to this Second Amended Agreement, which form of agreement is incorporated herein by this reference, subject to such modifications as will necessarily vary by Facility and to any changes to properly reflect the identity of the Project Entity and location of the Facility being constructed, with such changes as the parties to such agreement may agree upon.



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         1.21     Contracting ALE Affiliates. "Contracting ALE Affiliates" shall have the meaning provided in Section 5.1 of this Agreement.

         1.22 Corporate Licenseholder. "Corporate Licenseholder" shall mean any corporate entity the stock of which is owned by an ALS employee or former employee and that holds an "adult home" license for a Facility located in New York.

         1.23 Defaulting Party. "Defaulting Party" shall have the meaning provided in Section 3.5.1 of this Agreement.


         1.24 Default Loan Rate. "Default Loan Rate" shall have the meaning provided in Section 3.5.1 of this Agreement.

         1.25 Development Term. "Development Term" means with respect to each of the states in the Territory, the period commencing on September 11, 1996 and ending on December 31, 2001; provided, however, (I) such Development Term may be immediately terminated by (A) ALS if an "Event of Default", as defined in the PDC Guaranty, shall arise or (B) either party hereto upon written notice to the other party (i) if the other party files a voluntary petition of bankruptcy, is adjudged bankrupt or insolvent or any involuntary bankruptcy proceeding is filed against such other party, and such proceeding is not dismissed within 90 days thereafter; (ii) if the other party has become a Defaulting Party as to a Mandatory Capital Call Contribution; or (iii) if the other party or an Affiliate of the other party has breached and failed to timely cure an Ancillary Agreement following notice and opportunity to cure in the manner provided therein; provided, however, that any termination of the Development Term pursuant to clauses (ii) or (iii) hereof shall be effective only if notice of termination by the non-defaulting party is given within 120 days of such right to terminate (pursuant to such clauses (ii) or (iii), respectively) first becoming exercisable by such non-defaulting party (it being understood that no such termination will affect the obligations of the parties with respect to a Project Entity that has already been formed); and (II) if not previously terminated pursuant to clause (I) above, such Development Term may be extended or shortened with respect to a given state within the Territory as provided in Section 2.2.

         1.26 EBITDAR. "EBITDAR" with respect to a Facility for any period means the earnings (i.e., the net operating income) with respect to the Facility (inclusive of all revenue generated at the Facility by the Project Entity owning such Facility or by another entity that is an ALS Affiliate, such as a licensed home care agency operating at the Facility, but without counting management fees received by the Manager as receipts for such purpose, and exclusive of any earnings of any person that is not an Affiliate of ALS or ALE) for such period before (i.e., without giving effect to) charges for interest, taxes, depreciation, amortization or rent. For any period for which EBITDAR is being determined and during which a stated contractual management fee is not projected to be charged by ALS or any Affiliate with respect to a Facility, EBITDAR shall be determined for such Facility as if a management fee were charged with respect to such a Facility for such period at a level equal to six percent (6%) of Facility revenues.



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

         1.27 EBITDAR Before Management Fees. "EBITDAR Before Management Fees" with respect to a Facility for any period means EBITDAR calculated without giving effect to any contractual management fee that may be charged with respect to the Facility.

         1.28 Exclusivity Standard. "Exclusivity Standard" shall have the meaning ascribed thereto in Section 2.2.1.

         1.29 Excusing Event. "Excusing Event" means that ALS or an Affiliate of ALS is in default of its obligations under this Agreement or under its obligations in any Project Agreements, ALE has given notice to ALS that it intends to treat such default as an Excusing Event, and ALS has not cured such default within ten (10) days after the giving of such notice (or if such default is not reasonably capable of cure within such ten (10) day period, ALS has commenced efforts to have accomplished such cure within such ten (10) day period and is diligently pursuing such cure).

         1.30 Existing Project Entities. "Existing Project Entities" shall have the meaning ascribed thereto in the First Amended Agreement.

         1.31 Extender Standard. "Extender Standard" shall have the meaning ascribed thereto in Section 2.2.1.

         1.32 Facility or Facilities. "Facility" or "Facilities" means the land and improvements constituting an assisted living, dementia or other specialty care facility or facilities for the elderly located in the Territory (other than a Commons Facility, an Original NY Facility, a Facility owned by a Grandfathered Project Entity, a Waived Facility pursuant to Section 3.1.3 or a Refused Facility pursuant to Section 3.14(d)(i)) which is or are developed or acquired by ALE, ALS or by a Project Entity pursuant to or as contemplated by this Agreement.

         1.33 Family Member. "Family Member" means, with respect to any natural person, (a) the spouse of such natural person, (b) any parent, grandparent, brother, sister, child or other ancestor or descendant of such natural person, or the spouse of any of the foregoing natural persons described in this clause (b), (c) a custodian, guardian or personal representative of a natural person described in clause (a) or (b); or (d) a trust for the benefit of one or more of the natural persons described in clause (a) or (b).

         1.34 Floor EBITDAR Margin. "Floor EBITDAR Margin" means a percentage figure representing the EBITDAR margin figure to be used in applying the provisions of Sections 3.12(d) and 3.12(e) in respect of a Facility for any period equal to the greater of (i) the result obtained by dividing (x) EBITDAR Before Management Fees for such Facility for such period by (y) the gross Facility revenue (net only of allowances for bad debts and contractual allowances) for such Facility for such period, (ii) 42% in the case of Small Facilities and 43% in the case of Large Facilities, and (iii) that percentage which, when multiplied by projected Facility revenue (i.e., the level of pro forma earnings that would be utilized in respect of such Facility pursuant to the provisions of Section 3.12(d)(iii)) would equal 12.5% of the Total ROA Base Costs of such Facility. It is understood that in determining the Floor EBITDAR Margin all revenue generated at the Facility by a Project Entity or another entity that is an ALS Affiliate, such as a licensed home care agency, operating at the Facility will be included, but that management fees received by the Manager will not be counted as revenue for such purpose, and that all revenue of any person that is not an Affiliate of ALS or ALE will be excluded).

         1.35 Grandfathered Project Entity. "Grandfathered Project Entity" shall have the meaning ascribed thereto in the First Amended Agreement.

         1.36 Joint Venture Agreement. "Joint Venture Agreement" means the First Amended Agreement as amended by Amendment No. 1 and this Second Amended Agreement, taken as an integral whole.

         1.37 Joint Venture Agreement Year. "Joint Venture Agreement Year" means each successive period of January 1 through December 31, provided that the period October 1, 1998 through December 31, 1998 shall be deemed to be included in Joint Venture Agreement Year 1999.

         1.38 Large Facility. "Large Facility" means any Facility other than a Small Facility.

         1.39 Large Facility Entity. "Large Facility Entity" means a Project Entity owning a Large Facility.

         1.40 Majority Vote. "Majority Vote" with respect to any ALS-Northeast Entity means the affirmative vote, approval or consent, as the case may be, of equity owners of such ALS Northeast Entity holding in excess of fifty percent (50%) of the total Percentage Interests held by all equity owners of such ALS-Northeast Entity entitled to vote on, approve or consent to the particular matter, decision or action.

         1.41 Management Agreement. "Management Agreement" means each Assisted Living Consultant and Management Services Agreement between ALS and a Project Entity in substantially the form of the Assisted Living Consultant and Management Services Agreement (Future Project Entities), attached as Exhibit E to the First Amended Agreement, together with any changes to properly reflect the identity of the applicable Project Entity and location of the Facility being managed and any other changes that the parties to such agreement may agree upon.

         1.42 Manager. "Manager" shall mean ALS, ALS-New York, Inc. or such other Affiliate of ALS that acts as the manager of a Facility the adult home license for which is held by a Corporate Licenseholder.

         1.43 Mandatory Capital Call Contribution. "Mandatory Capital Call Contribution" means the funding of equity obligations, either in the form of contributions of equity capital to



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a Project Entity and/or the provision of services, as required of each party hereto by the Operating Agreement for such Project Entity.

         1.44 Mandatory Capital Call Schedule. "Mandatory Capital Call Schedule" means the mandatory capital call schedule for a Project Entity included in the respective Business Plan for such Project Entity.

         1.45 Market Approval. "Market Approval" means the approval by ALS of a given market within which ALS proposes that one or more Facilities be constructed by a Project Entity. It is understood that each Market Approval delivered by ALS shall relate to a market area that is generally configured in a manner consistent with the past practice of the parties so as to contemplate and support the development of no more than four Facilities.

         1.46 Non-Defaulting Party. "Non-Defaulting Party" shall have the meaning provided in Section 3.5.1 of this Agreement.

         1.47 Nonexclusive Year. "Nonexclusive Year" means for any state in the Territory any Joint Venture Agreement Year beginning with 2002 for which the Exclusivity Standard has not been met for such state with respect to any preceding Joint Venture Agreement Year commencing with 2001.

         1.48 Operating Agreement (ALS-Northeast). "Operating Agreement (ALS-Northeast)" means the Operating Agreement of ALS-Northeast dated September 11, 1996 between ALS and ALE as amended by an amendment thereto dated July 1, 1997.

         1.49 Operating Agreement. "Operating Agreement" means an Operating Agreement in substantially the form of the Operating Agreement attached as Exhibit G to the First Amended Agreement with only such changes therein as shall be necessary to reflect the express terms and conditions of this Second Amended Agreement.

         1.50 Operating Losses. "Operating Losses" for a Project Entity for any period means the difference for such period between the operating expenses of such Project Entity incurred for such period and the operating revenues of such Project Entity for such period.

         1.51 Original Agreement. "Original Agreement" shall have the meaning set forth in the premises of this Agreement.

         1.52 Original NY Facilities. "Original NY Facilities" shall mean each of the first four assisted living facilities in development and/or construction in the State of New York pursuant to the terms of the Original Agreement.

         1.53 PDC. "PDC" means Pioneer Development Associates, LLC, a New York limited liability company formerly known as Pioneer Development Company, LLC.



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

         1.54 PDC Guaranty Amendment. "PDC Guaranty Amendment" shall mean the Amended Guaranty of PDC and others to be executed and delivered pursuant to
Section 3.20 hereof.

         1.55 Percentage Interest. "Percentage Interest" means, as applied to an ALS-Northeast Entity, the percentage interest of ALS or ALE in such Entity, which shall initially be a 66.66% or 75% interest for ALS and a 33.33% or 25% interest for ALE, depending upon whether the Facility owned by such Entity is a Large Facility or a Small Facility, respectively.

         1.56 Permitting Completion. "Permitting Completion" shall mean the point at which a building permit has been issued with respect to a Pipeline Project the development of which has been continued by ALS alone or with one or more development or operational partners or participants pursuant to Section 3.1.3(b)(ii).

         1.57 Pipeline Projects. "Pipeline Projects" means the development rights of ALS and ALE with respect to a Facility for which, pursuant to a Market Approval, site control has been obtained by or on behalf of a Project Entity as of the first to occur of (a) the date of the commencement of a Nonexclusive Year with respect to the state in which such Facility is located and (b) the date of termination of the Development Term with respect to such state.

         1.58 Pipeline Project Purchase Price. "Pipeline Project Purchase Price" means, in the case where one of the parties continues the development of a Pipeline Project without the involvement of the other party pursuant to
Section 3.1.3(b), an amount determined pursuant to Section 3.1.3(b)(iii) as the value of the interest in the Pipeline Project of the party that is not continuing to participate in the development of such Pipeline Project.

         1.59 Person. "Person" means a natural person, corporation, trust, partnership, limited liability company, governmental entity (or agency, branch or department thereof) or any other legal entity.

         1.60 Preferred Equity Contribution. "Preferred Equity Contribution" shall have the meaning ascribed to such term in Section 3.4.2.

         1.61 Preferred Equity Rate. "Preferred Equity Rate" means (i) for the Joint Venture Year ending December 31, 1999, 11% and (ii) for any Joint Venture Year thereafter a percentage that is 600 basis points in excess of the average over the ninety (90) days preceding the first day of such Joint Venture Year of the yield on U.S. Treasury Notes having a maturity of five years.

         1.62 Preferred Equity Return. "Preferred Equity Return" means a return calculated on the amount of any Preferred Equity Contribution to a Project Entity from time to time at a rate per annum equal to the Preferred Equity Rate, compounded annually.

         1.63 Prime Rate. "Prime Rate" means the prime interest rate in effect from time to time as published in the "Money Rates" section of the Wall Street Journal, or its successor.



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

         1.64 Project Agreements. "Project Agreements" means the agreements entered into by ALS, ALE and their respective Affiliates, or any of them, with a Project Entity or with each other, in connection with the formation of a Project Entity and the development and ownership of a Facility, including, without limitation, an Operating Agreement or other charter documents, a Management Agreement, and a Construction Agreement for such Entity.

         1.65 Project Entity. "Project Entity" means any limited liability company or other entity formed by an ALS Affiliate and an ALE Affiliate pursuant to Section 3.1 hereof to jointly develop or acquire and own a Facility.

         1.66 Project Start. "Project Start" means the commencement of development of a Large Facility or a Small Facility by a Project Entity hereunder or by ALS using the development services of ALE or an ALE Affiliate as contemplated by Section 3.9.1, which shall be deemed to have occurred when (i) if such Facility is being developed by a Project Entity, a Business Plan for such Facility has been approved by ALS and ALE, (ii) control of the site for the Facility has been obtained by or on behalf of a Project Entity or ALS and (iii) all building permits required to commence construction (or in the case of a Facility located in the State of New York all approvals required to obtain all building permits necessary to commence construction) of such Facility have been obtained by or on behalf of such Project Entity or ALS.

         1.67 Pro Forma Stabilized Rates. "Pro Forma Stabilized Rates" for a Facility means the average of (i) the actual Facility revenue derived from all occupied beds and (ii) the projected Facility revenue to be derived from advertised rates for all unoccupied beds over the twelve month period immediately preceding the first day of the Put/Call Period applicable to such Facility (including pre-opening marketing rates and actual rates applicable after opening).

         1.68 Requisite Level. "Requisite Level" means with respect to any state for any Joint Venture Agreement Year(s) Market Approvals sufficient to support a number of Facilities that is equal to (a) for the Joint Venture Agreement Years 1999-2000, the product of (i) 1.5 times (ii) the difference between (x) the number of Facilities reflected in the table in Section 2.2.1 for such state for such Joint Venture Agreement Years and (y) the number of Project Starts occurring in such state during the period of January 1, 1999, through June 30, 1999 (such product rounded to the next highest whole number), and (b) for each other Joint Venture Agreement Year, the product of 1.5 times the number of Facilities reflected in the table in Section 2.2.1 for such state for such Joint Venture Agreement Year (rounded to the next highest whole number).

         1.69 Small Facility. "Small Facility" means a Facility that is a Sterling House(TM), Sterling Cottage(TM) or WovenHearts(TM) Facility, as branded by ALS or that has a projected Total Development Cost (excluding budgeted lease-up deficit) of less than $5 million.

         1.70 Small Facility Entity. "Small Facility Entity" means a Project Entity that owns a Small Facility.

         1.71 Territory. "Territory" means the States of New York, Massachusetts, Connecticut and Rhode Island.

         1.72 Total Development Cost. "Total Development Cost" means the aggregate development cost of a Facility as reflected in the construction and development budget that is part of the Business Plan for such Facility, including the fees and expenses described in Sections 3.9.1 and 3.9.2 for such Facility and the value of the services described in Section 3.9.3 for such Facility.

         1.73 Total ROA Base Costs. "Total ROA Base Costs" for a Project Entity means the actual total development costs incurred with respect to such Project Entity, including the fees and expenses described in Sections 3.9.1 and
3.9.2 for such Project Entity and the value of the services described in Section
3.9.3 for such Facility, and including all other soft costs and all pre-opening costs and all operating deficits incurred with respect to such Project Entity prior to the achievement of stabilized occupancy and break-even operations.

         1.74 Waived Facility. "Waived Facility" shall have the meaning provided in Section 3.1.3.

         1.75 Unreturned Preferred Equity Amount. "Unreturned Preferred Equity Amount" as of any date with respect to any Project Entity to which ALE has made a Preferred Equity Contribution means the difference between (i) the sum of the Preferred Equity Contribution of ALE and the Preferred Equity Return thereon from the date of contribution to the date of calculation, and (ii) the sum at the date of calculation of all distributions of cash by such Project Entity that are applied pursuant to Section 3.15(e) in satisfaction of ALE's entitlements in respect of such Preferred Equity Contribution (it being understood that any such distributions of cash shall be applied first in satisfaction of the Preferred Equity Return and then to return the Preferred Equity Contribution of ALE, and such application shall be taken into account to reduce the compounding effect of the Preferred Equity Return and, if applicable, to reduce the Preferred Equity Contribution on which the Preferred Equity Return is calculated, in each case from time to time as and when such cash distributions are so applied).

                                    ARTICLE 2

                          APPLICABILITY AND PURPOSE OF
                         JOINT VENTURE; DEVELOPMENT TERM

         2.1 Applicability and Purpose. This Agreement amends and supplements the First Amended Agreement and governs the affairs of the parties hereto with respect to Project Entities (other than Existing Project Entities and Grandfathered Project Entities). It is understood that the First Amended Agreement will continue to remain in full force and effect and be applicable to the Original NY Facilities, the Commons Facilities, Facilities owned by Existing Project Entities and Facilities owned by Grandfathered Project Entities; that this Second Amended Agreement will remain in full force and effect simultaneously and be applicable to Facilities and Project Entities other than those to which the First Amended Agreement is applicable; and that the First Amended Agreement and this Second Amended Agreement represent integral components of the parties' overall intentions and agreements with respect to the Joint Venture. The parties have entered into the joint venture contemplated by the First Amended Agreement and this Second Amended Agreement to develop or acquire, own or lease and operate Facilities in targeted market areas throughout the Territory through jointly owned limited liability companies or other entities agreed to by the parties. The Facilities shall vary in size depending on market conditions. The parties intend to operate multiple Facilities in targeted market areas in the Territory in order to become the market leader and preferred provider of assisted living, dementia or other specialty care services for the elderly in each target market.

         2.2 Development Term. The provisions of this Section 2.2 shall apply to determine whether the Development Term shall be extended or, in the case of any state in the Territory other than New York, shortened with respect to a given state in the Territory from the termination date of December 31, 2001 that would be applicable absent the provisions of this Section 2.2.

                  2.2.1 Development Objectives. The parties agree that it is their mutual objective to bring about Project Starts for Facilities or units in each state of the Territory of at least the following levels in each of the Joint Venture Agreement Years ending on December 31 of each of the indicated years:

                         Cumulative         Cumulative
                         Facilities            Units       Facilities      Units    Facilities      Units
    State              1999 and 2000      1999 and 2000        2001        2001         2002         2002
    -----              -------------      -------------      -------      ------       -----       ------
New York                     15                688              7           288          7           288

Connecticut                  6                 333              3           150          3           150

Massachusetts                6                 362              3           183          3           183

Rhode Island                 4                 243              1           60           1           60

If Project Starts occur for Facilities or units in a given state during Joint Venture Agreement Year 2001 or 2002 at a level that is equal to or in excess of the level reflected in the table above in this Section 2.2.1 for such Joint Venture Agreement Year, or if Project Starts would have occurred in such state during such Joint Venture Agreement Year at such level but for the failure of ALS to act on or respond to proposals of ALE for development of Facilities on a timely basis or otherwise fulfill its obligations under the Joint Venture Agreement with reasonable promptness (including without limitation its obligation to provide timely Market Approvals pursuant to Section 2.2.2), then the "Exclusivity Standard" for such state for such Joint Venture Year shall be deemed to have been met. If Project Starts occur for Facilities or units in Facilities in a given state during the Joint Venture Agreement Years 1999 and 2000 at a level that equals or exceeds the cumulative total reflected in the table above in this Section 2.2.1 for the Joint Venture Agreement Years 1999 and 2000, or if Project Starts would have occurred in such state during such period at such level but for the failure of ALS to act on or respond to proposals of ALE for development of Facilities on a timely basis or otherwise fulfill its obligations under the Joint Venture Agreement with reasonable promptness (including without limitation its obligation to provide timely Market Approvals pursuant to Section 2.2.2), then the "Extender Standard" for such state shall be deemed to have been met.

                  2.2.2 Approvals. The parties agree that it is critical to their ability to achieve the objectives described in Section 2.2.1 that ALS deliver Market Approvals at the Requisite Levels in a timely fashion. Accordingly, ALS agrees that it will use its best efforts to deliver a list of Market Approvals at the Requisite Level for each Joint Venture Agreement Year or Joint Venture Agreement Year(s) (as applicable) for each state in the Territory by no later than the following dates:

                  For Joint Venture                 The Market Approval
                  Agreement Year(s):               List Delivery Date is:
                  ------------------               ----------------------
                    1999 and 2000                      June 30, 1999

                         2001                        September 30, 2000

                         2002                        December 31, 2001

It is understood that a Market Approval List may include Market Approvals that have been delivered previously by ALS that relate to markets that remain approved for development activity hereunder but for which no Facility or site meeting the requirements of the relevant Market Approval has been acquired or contracted for as of the date of delivery of the Market Approval List and the targets that incorporate activity in Joint Venture Agreement Years 2001 and 2002 as reflected in the table in Section 2.2.1 may be revised by mutual agreement of ALS and ALE to increase (but not decrease) the production targets for such year based upon revised targets which ALS shall deliver to ALE on or prior to December 31 of the preceding Joint Venture Agreement Year. ALS also undertakes, in its consideration of approvals of capital expenditure commitments (as part of or which become incorporated into Business Plans) for Facilities in market areas with respect to which Market Approvals have been delivered, to apply in good faith the same approval criteria as it applies to comparable facilities developed by or for ALS or an ALS Affiliate outside the Territory.

                  2.2.3 Counting; Substitution and Reimbursement Rules. The period of time within which the meeting of the Exclusivity Standard and the Extender Standard for a given state and a given period may be met, and the Development Term for the corresponding state, shall be extended in each case by one month (i) for each month by which ALS is late in delivering Market Approvals at the Requisite Level under the standards of Section 2.2.2 and (ii) for each month that has elapsed after a given Market Approval is delivered by ALS, if ALS notifies ALE that such Market Approval is withdrawn as a result of an acquisition that ALS or an ALS Affiliate has effected (whether or not ALE has elected to participate in such acquisition pursuant to Section 3.14(d)(i)) and if the withdrawal of the Market Approval reduces the number of Market Approvals delivered by ALS (excluding withdrawn Market Approvals) to a level that is below the Requisite Level for such Joint Venture Agreement Year or Joint Venture Agreement Years. In addition, (A) if ALS gives such a notification of withdrawal with respect to a Market Approval, (B) such withdrawal reduces the number of Market Approvals delivered by ALS (excluding withdrawn Market Approvals) to a level that is below the Requisite Level for such Joint Venture Agreement Year or Joint Venture Agreement Years, and (C) such notification is given (x) within six months after such Market Approval was delivered to ALE (or if later within six months after such Market Approval was last listed by ALS on a list of Market Approvals delivered pursuant to Section 2.2.2) or (y) after site control was achieved by ALE or an ALE Affiliate for a planned Facility within the market area of such Market Approval, then (I) within a reasonable period of time (not to exceed 90 days) after ALE shall request a substitute Market Approval ALS shall deliver to ALE a Market Approval that the parties reasonably concur constitutes a reasonable substitute for such withdrawn Market Approval and (II) unless ALE, alone or with one or more other development or operational partners, continues development of an assisted living, dementia or other specialty care facility for the elderly at such site, ALS shall reimburse ALE for all costs incurred by ALE pursuant to this Second Amended Agreement or any Ancillary Agreement (including contributions to ALS Northeast that have not been reimbursed) and expended by ALE in connection with the development of any proposed Facility within the area of such Market Approval (whether such expenditure occurred before or after the date on which such notification of withdrawal is given, so long as the obligation to make such expenditure was incurred prior to the date of such notification), such reimbursement to be made within thirty days after delivery by ALE of customary supporting documentation evidencing such expenditure. If ALE introduces to ALS the opportunity to acquire a Facility in a state in the Territory other than New York and such Facility is subsequently acquired by a Project Entity or ALS or an ALS Affiliate, such acquisition shall be deemed a "Project Start" in such state for purposes of this
Section 2.2 as of the date of execution of the acquisition contract therefor, provided that only one such acquisition may be deemed to constitute a "Project Start" for any single Joint Venture Agreement Year.

                  2.2.4 Extension of Development Term. If the Extender Standard is met with respect to a given state, then the Development Term shall be deemed to be extended for such state through the period ending March 31, 2003. During any Nonexclusive Year for any state, the development activity pursuant to the Joint Venture Agreement for such state shall be governed by Section 3.1.3.

                  2.2.5 Shortening of Development Term. If the Extender Standard is not met for a given state for the Joint Venture Agreement Years 1999 and 2000, then (i) if such state is a state other than the State of New York, the Development Term shall terminate with respect to such state as of December 31, 2000, or (ii) if such state is the State of New York, the Development Term shall terminate with respect to such state as of December 31, 2001.

                  2.2.6 Failure to Meet Exclusivity Standard. If the Exclusivity Standard is not met for a given state with respect to any Joint Venture Agreement Year in accordance with Section 2.2.1 then, commencing as of the first day of the Nonexclusive Year arising therefrom, and subject to the provisions of Section 3.1.3 with respect to Pipeline Projects, the provisions of
Section 3.14(a) shall no longer be operative with respect to such state and the parties hereto shall have no further exclusive obligation to one another pursuant to this Agreement to jointly develop, acquire, own, lease or operate additional Facilities in such state. It is understood that, notwithstanding the commencement of a Nonexclusive Year, the provisions of Sections 3.14(b)-(f) shall continue to bind the parties in accordance with their terms. It is further understood that, once a Project Start occurs with respect to a given Facility, the terms of this Agreement shall continue to apply to such Facility and the Project Entity that owns it, regardless of whether after such Project Start the Development Term shall end or a Nonexclusive Year shall commence.


                                    ARTICLE 3

                                    COVENANTS

         3.1      Joint Ownership and Development.

                  3.1.1 Formation and Capitalization of ALS Northeast. ALS and ALE have formed ALS Northeast by entering into the Operating Agreement (ALS Northeast). ALS Northeast will own no real property, unless the parties agree otherwise; rather, ALS Northeast will fund and engage in site selection and preliminary development activities with respect to a specified Facility to be owned by a Project Entity until ALS and ALE mutually agree to develop such Facility, a specific site is agreed upon and a Project Entity is formed to acquire such site. Capital contributions to ALS-Northeast will be made by ALS and ALE with respect to each proposed Facility in the percentages that the equity of the Project Entity that will own such Facility are proposed to be owned by ALS and ALE, respectively, as of the date any capital contribution to ALS-Northeast is required.

                  3.1.2 Joint Development of Large Facilities. During (i) the period of the Development Term for any state that falls within Joint Venture Agreement Years 1999, 2000 and 2001 and (ii) the period of the Development Term for any state in the Territory that falls within any subsequent Joint Venture Agreement Year for such state if such Joint Venture Year is not a Nonexclusive Year, the development of Large Facilities hereunder shall be governed by this Section 3.1.2. During the period of the Development Term for a given state in the Territory when the development of Facilities hereunder is governed by this Section 3.1.2, (i) the decision as to whether or not to proceed to develop a Large Facility and enter into a Project Agreement for an applicable Project Entity shall be made by ALS and ALE in their sole and absolute discretion, (ii) a Business Plan will be finalized prior to the acquisition of real property by a Project Entity that is developing a Large Facility, (iii) with respect to each such Large Facility, ALE shall act as developer of such Large Facility on the terms contemplated by Section 3.9 and shall have the right, but not the obligation, to own equity in and to make capital contributions to the Project Entity owning the Large Facility in accordance with the terms contemplated hereby as a member of a Large Facility Entity in which the percentage interest of ALE will equal 33.33%, and (iv) the other terms and conditions of the respective equity investments of ALS and ALE in, and the respective activities and involvement of ALS and ALE with respect to, such Project Entity shall be governed by the terms of this Article 3 (other than Section 3.1.3 and any provisions of this Article 3 that are by their terms inapplicable to a given Project Entity).

                  3.1.3    Development Activity Not Governed by Section 3.1.2.
(a) At all times during the Development Term for a given state in the Territory with respect to Small Facilities (other than periods of the Development Term falling within a Nonexclusive Year for such state), the development of such Facilities shall be governed by this Section 3.1.3(a). For each Small Facility the development of which is governed by this Section 3.1.3(a), ALS shall prepare a Business Plan for such Facility providing a description of such Facility, estimated construction and development costs, the Mandatory Capital Call Schedule required for such Facility and a five (5) year budget for such Facility, and shall provide a copy of such Business Plan to ALE. Upon its receipt of such Business Plan for such a Facility, ALE shall have thirty (30) days to make one of the following elections: (x) to act as the developer of such Facility on the terms contemplated by Section 3.9, (y) to act as the developer of such Facility on the terms contemplated by Section 3.9 and to own equity in and to make capital contributions to the Project Entity owning the Small Facility in accordance with the terms contemplated hereby as a member of a Small Facility Entity in which the percentage interest of ALE will be 25%, or (z) not to participate in the development or equity ownership of such Facility.

         If ALE makes the election described in clause (z) of the preceding sentence with respect to a Facility or if ALE shall fail to make an election with respect to a Facility within the applicable thirty day period (any such Facility so described or as to which such election has not been made, a "Waived Facility"), ALE shall be deemed to have waived its right to participate in the development of such Facility and ALS shall be free to develop such Facility in accordance with the terms of the applicable Business Plan in all material respects, either alone or with one or more equity partners. If ALE makes any election to own equity in and make capital contributions to a Project Entity as contemplated by this Section 3.1.3(a), the Entity Documents and Mandatory Capital Call Schedule shall be developed and implemented in the same manner as would be applicable to a Large Facility Entity governed by Section 3.1.2. If ALS proceeds with the development of a Waived Facility and after the delivery of a Business Plan to ALE as contemplated by this Section 3.1.3 but prior to the Project Start of such

Facility the Business Plan for such Waived Facility shall change in any material respect that is within the control of ALS (excluding, however, such changes as would be materially adverse to such Facility or an investment therein), ALS shall be obligated to offer or to cause the entity owning such Facility to offer to ALE the right to make an equity investment representing an ownership interest of 25% in consideration of a cash payment to the equity owners of such Facility equal to 25% of such equity owners' actual capital investment in such Facility.

                  (b) Within fifteen days after the date on which a Nonexclusive Year begins for any state within the Territory or the Development Term is terminated for any state within the Territory, ALS shall determine, in its sole discretion, whether to subject any Pipeline Project to development in accordance with the terms of this Agreement as if the Development Term continued and such Joint Venture Agreement Year were not a Nonexclusive Year with respect to the development of such Pipeline Project. If within such fifteen-day period ALS gives notice to ALE of its election so to continue the development of a given Pipeline Project, then the parties shall be bound by all of the terms of this Agreement with respect to such Pipeline Project as if the Development Term continued with respect to such Pipeline Project and such Joint Venture Agreement Year were not a Nonexclusive Year. If ALS does not give such notice of election within such period, then the parties shall follow the procedure described in this Section 3.1.3(b) with respect to each such Pipeline Project:

                           (i) Within thirty days after the end of the fifteen-day period provided for such notice of election by ALS, ALE shall by notice given to ALS elect whether it wishes to continue development of such Pipeline Project alone or with one or more other development or operational partners or participants, and shall include in such notice of election the Pipeline Project Purchase Price that ALE proposes to pay to ALS in respect of such Pipeline Project. If ALE determines so to continue development of the Pipeline Project, ALE shall within a period of forty-five days after the date on which the amount of the Pipeline Project Purchase Price for such Pipeline Project is determined pursuant to Section 3.1.3(b)(iii) pay to ALS the Pipeline Project Purchase Price for such Pipeline Project.

                           (ii) If ALE does not give notice to ALS of its election so to continue the development of such Pipeline Project, ALS shall have the right to elect, by notice given to ALE within thirty days after the expiration of the 30-day period described in Section 3.1.3(b)(i), to continue the development of such Pipeline Project alone or with one or more other development or operational partners or participants, and in such event ALS shall include in such notice of election the amount of the Pipeline Project Purchase Price that ALS proposes to pay to ALE in respect of such Pipeline Project. If ALS elects so to continue development of the Pipeline Project, ALS shall, within a period of forty-five days after the date on which the Pipeline Project Purchase Price is determined for such Pipeline Project pursuant to Section 3.1.3(b)(iii), pay to ALE the Pipeline Project Purchase Price for such Pipeline Project.

                           (iii) Upon the giving by either ALE or ALS of a notice of election to continue development of a Pipeline Project without the participation of the other, the parties shall endeavor, within a period of fifteen days after the date on which such notice of election is given by the electing party, to determine by mutual agreement the amount of the Pipeline Project Purchase Price payable by the electing party pursuant to this
                                    Section 3.1.3(b). If within such period the parties are unable to reach mutual agreement with respect to the amount of the Pipeline Project Purchase Price, then the amount of the applicable Pipeline Project Purchase Price shall be determined by arbitration as follows: (A) within five days after the expiration of the fifteen-day period referred to in this Section 3.1.3(b)(iii), each party shall by notice to the other designate an independent real estate development expert with expertise in the development of assisted living projects; (B) the two experts designated by the parties (or, if one party fails to appoint an expert, the expert appointed by the other party) shall determine, based on information submitted to him, her or them by the parties within five days after his, or her or their appointment, the applicable Pipeline Project Purchase Price in accordance with the terms of this Agreement including without limitation the next sentence of this Section 3.1.3(b)(iii) and shall give notice thereof to the parties within fifteen days after such appointment; and (C) if one expert is appointed, his or her determination shall constitute the applicable Pipeline Project Purchase Price, and if two experts are appointed and their determinations are different, the applicable Pipeline Project Purchase Price shall be the average of the two determinations. It is understood that the Pipeline Project Purchase Price payable to a party shall in no event be less than the project costs incurred by such party in connection with the development of the applicable Pipeline Project to the date on which the other party gives such notice of election, plus, in the case of ALE, an amount equal to a percentage of the Development Services Contribution Amount with respect to the Project Entity developing such Pipeline Project pursuant to
                                    Section 3.9.3 determined as follows: (x) if as of the date of termination of the Development Term or the commencement of the Nonexclusive Year (as applicable) the Project Entity developing such Pipeline Project has had site control of the development site for six months or more, such percentage shall be fifty, and (y) if as of the date of termination of the Development Term or the commencement of the Nonexclusive Year (as applicable) the Project Entity developing such Pipeline Project has had site control of the development site for less than six months, such percentage shall be twenty-five.

                           (iv) Upon the payment by ALS or ALE, as the case may be, of the Pipeline Project Purchase Price with respect to a Pipeline Project, the paying party shall be free to exercise all rights with respect to such Pipeline Project free of any claim of the receiving party with respect thereto.

                           (v) At the election of ALS by notice given to ALE together with ALS's notice to ALE pursuant to Section 3.1.3(b)(ii), ALS may require ALE, at the cost and risk of ALS, to continue to pursue the permitting of the applicable Pipeline Project to the point of Permitting Completion, at which point ALS shall pay to ALE an amount equal to the difference between (x) 100% of the Development Services Contribution Amount with respect to such Pipeline Project determined as if Section 3.9.3 were applicable thereto, and (y) the percentage of such Development Services Contribution Amount with respect to such Pipeline Project described in the last sentence of Section 3.1.3(b)(iii).

         3.2 Formation of Project Entities. When a Project Entity is formed, each of ALS-Northeast, ALE and ALS will be reimbursed by the Project Entity for the jointly approved site selection and development costs expended by them with respect to the Facility to be owned by such Project Entity. Pursuant to the terms of the Entity Documents for any Project Entity, unless consented to by ALS and ALE such Project Entity shall not: (i) materially change the character of the business, Business Plan, strategy or licensing status of the Facility owned by such Project Entity from that contemplated by this Agreement and the applicable Business Plan; (ii) make any material investment in any person or entity other than as contemplated by the applicable Business Plan or money market-type investments; (iii) make any distribution in kind of assets of the Project Entity (other than distributions of distributable cash); (iv) initiate any litigation not in the ordinary course of business of such Project Entity; or (v) use the proceeds of any insurance or condemnation award other than to rebuild or repair the Facility owned by such Project Entity.

         3.3      Not Used.

         3.4      Capitalization of Project Entities.

                  3.4.1 The parties shall make Mandatory Capital Call Contributions to each Project Entity as more fully set forth in the Entity Documents for such Project Entity. Unless otherwise mutually agreed to by the parties hereto, it is contemplated that, with respect to each Project Entity,
(i) ALE will fund a portion of its Mandatory Capital Call Contribution obligation in the form of a contribution of development services, which services shall be valued for purposes of this Agreement as set forth in Section 3.9.3 hereof (such value, with respect to each Project Entity, is referred to herein as the "Development Services Contribution Amount" as defined in Section 3.9.3 hereof), and contribute equity capital to such Project Entity in the form of cash in an amount sufficient to satisfy the balance of its Mandatory Capital Call Contribution obligation, and (ii) ALS will contribute equity capital to such Project Entity in the form of cash in an amount sufficient to satisfy its Mandatory Capital Call Contribution obligation in full. ALE will not receive any Capital Account credit for the Development Services Contribution Amount upon its contribution of the development services to each Project Entity (although for all other purposes, including internal monitoring of compliance with the parties' economic deal, ALE shall be viewed as contributing capital in the form of development services, equal to the Development Services Contribution Amount). The Mandatory Capital Call Contributions for each Project Entity shall not exceed, in the aggregate, the amounts shown in the Mandatory Capital Call
Schedule in the Business Plan with respect to such Project Entity, unless the parties otherwise agree. Neither ALS nor ALE will have any obligation to make an expenditure, provide capital or loan funds to any ALS-Northeast Entity except as specifically provided in the Entity Documents for such Project Entity, the Project Agreements for such Project Entity or as otherwise expressly agreed to by the parties in writing from time to time. Additional equity capital beyond the Mandatory Capital Call Contribution amounts for a Project Entity will be contributed only upon the mutual agreement of the equity owners of such Project Entity.

                  3.4.2 Provided that an Excusing Event has not occurred (unless the default given rise to such Excusing Event has been cured), if during the period when ALE is an equity owner of a Project Entity the Project Entity requires equity capital in order to fund Operating Losses at a time when losses have been allocated to ALE that have exceeded the amount of Mandatory Capital Contributions theretofore made to the Project Entity by ALE, then ALE shall be obligated to contribute 100% of the amount of such required additional capital within fifteen days after ALE's call therefor to which ALE does not reasonably object up to a maximum amount of (i) $1,500 per bed in the case of a Small Facility Entity or (ii) $2,000 per bed in the case of a Large Facility Entity (any such required additional capital that ALE contributes is referred to as a "Preferred Equity Contribution").

         3.5      Failure to Meet Capital Calls.

                  3.5.1 If either ALS or ALE fails to meet a Mandatory Capital Call Contribution for a Project Entity (ALS or ALE, as applicable, is referred to herein as a "Defaulting Party"), then the nondefaulting party (the "Non-Defaulting Party") may, at its option and in addition to any and all other remedies available to it, (a) make its or its and the Defaulting Party's Mandatory Capital Call Contributions to such Project Entity, and in such event the respective Percentage Interests in the Project Entity will be adjusted to reflect the relative cumulative capital contributions made by the parties to the Project Entity after giving effect to such contribution by the Non-Defaulting Party, (b) loan its and/or the Defaulting Party's Mandatory Capital Call Contribution (provided that such Non-Defaulting Party has either made its Mandatory Capital Call Contribution or loaned such amount as contemplated hereby) to such Project Entity in exchange for a note bearing interest at a rate equal to three (3) percentage points over the Project Entity's mortgage loan rate in effect from time to time, (or if there is no mortgage loan, then at a rate equal to the Prime Rate from time to time in effect plus five (5) percentage points) (such applicable rate, the "Default Loan Rate") or (c) elect not make its Mandatory Capital Call Contribution. If, with respect to any Mandatory Capital Call Contribution, the Non-Defaulting Party shall make its Mandatory Capital Call Contribution and shall loan the Defaulting Party's portion of such contribution, then any repayment of such loan (or interest thereon) by the Project Entity shall be treated, as between ALS and ALE, as a distribution by such Project Entity for the benefit of such Defaulting Party (and shall be so reflected in the Capital Account of the Defaulting Party for such Project Entity) such that distributions to the Non-Defaulting Party will not be reduced as a result of such loan payments. In addition, upon a failure to meet a Mandatory Capital Call Contribution for any Project Entity, the Non-Defaulting Party shall also have the right pursuant to the provisions of the applicable Operating Agreement to designate a majority of the governing board of, and otherwise assume control of, such Project Entity, and to terminate any one or more Ancillary Agreements between such Project Entity and the Defaulting Party or its Affiliates.

                  3.5.2 All notes from a Project Entity to a Non-Defaulting Party pursuant to Section 3.5.1 hereof shall be non-recourse to ALS and ALE (except the parties hereby agree that such note shall be recourse to the respective interests of ALS and ALE in and to some or all Project Entities pursuant to the Collateral Assignment Agreement), shall be subordinated only to the senior and other debt of the Project Entity issuing the note, and shall be repaid only as and when cash becomes available from such Project Entity or any other Project Entity, but in any event, within one year.

                  3.5.3 If after the expenditure or commitment of the Mandatory Capital Cash Contributions and any Preferred Equity Contributions for a Project Entity either ALS or ALE reasonably believes that additional capital ("Additional Capital") is required by such Project Entity in accordance with the Business Plan for such Project Entity and the construction plans and specifications, and the other party herein does not agree to contribute its proportionate share of such Additional Capital (based on its Percentage Interest in the Project Entity at the time the contribution is requested) after being advised by the first party of the required amount of Additional Capital and the portion thereof that would be required to be contributed by each of the parties, then the contributing party may loan such required funds to such Project Entity in exchange for a note bearing interest at a rate equal to the Prime Rate from time to time in effect plus two (2) percentage points (such interest to begin to accrue only when such Additional Capital is actually applied or invested by such Project Entity). Notwithstanding the foregoing, if the party who declines to contribute such Additional Capital is able to arrange for financing from a third party on a non-recourse basis (except for recourse by the third party to the respective Percentage Interest of ALS and ALE in and to such Project Entity, which recourse shall be prior in right to any security interest granted to ALE or ALS pursuant to the Collateral Assignment Agreement) in a timely manner on the same or more favorable economic terms to the Project Entity than the loan terms from the first party, then the Project Entity shall borrow the funds from the third party.

                  3.5.4 All notes from a Project Entity to either party pursuant to Section 3.5.3 hereof shall be subordinated only to the senior and other debt of the Project Entity issuing the note and shall be repaid only as and when cash becomes available from the cash flow of the Project Entity (but prior to distributions to the parties), but in any event, within ten years. Such notes shall be non-recourse to ALS and ALE except that (i) in the case of Additional Capital to fund operating deficits, such note shall be recourse to the respective Percentage Interests of ALS and ALE in and to all Project Entities pursuant to the Collateral Assignment Agreement and (ii) in the case of Additional Capital to fund capital improvements and other non-operating items, such note shall be recourse to the respective interests of ALS and ALE solely in and to the Project Entity receiving such Additional Capital.

                  3.5.5 No reduction of a party's Percentage Interest in a Project Entity pursuant to Section 3.5.1 shall reduce the percentage of a Mandatory Capital Call Contribution required to be contributed to such Project Entity by such party or otherwise reduce the indemnification or other obligations of such party to the other party pursuant to this Agreement, the Operating Agreement (ALS-Northeast), the Entity Documents for any Project Entity or any Ancillary Agreement.

         3.6      Project Financing.

                  3.6.1 ALS Northeast will use its best efforts to obtain the necessary construction and permanent financing for each new Facility constructed by a Large Facility Entity. If required by the construction loan lender, ALE or an ALE Affiliate acceptable to the lender will guaranty the construction financing for each new Facility to be constructed by any Large Facility Entity. With respect to any payment or call upon such guaranty occurring prior to such time as a Certificate of Occupancy is issued for such Facility, ALS shall indemnify ALE for 66.66% of such payment or call provided that such payment or call is not the result of any breach or failure to perform by ALE or an ALE Affiliate under the Construction Agreement for that Facility (in which case, ALS shall have no such indemnity or contribution obligation with respect thereto). Subsequent to receiving the Certificate of Occupancy and until such time as a Facility owned by a Large Facility Entity reaches 75% of full occupancy ("75% Occupancy"), provided that the interest of ALE in the Large Facility Entity has not been acquired by ALS pursuant to Section 3.12, ALS and ALE shall, as between each other, bear a portion of any risk or obligation arising under any guarantee given by ALS or ALE to secure financing for such Facility on a 66.66%/33.33% basis, respectively. The Large Facility Entity and ALS will each use its best efforts to obtain permanent financing promptly after a Facility reaches 75% Occupancy, and ALS will be the sole guarantor of such permanent financing if a guaranty is required. During any period after 75% Occupancy has been initially attained and regardless of whether permanent financing has been obtained, ALS shall indemnify ALE and its Affiliates for any obligation ALE or its Affiliates may have arising under, and shall thereafter bear all risk associated with, any guaranty given by ALS or ALE and its Affiliates to secure financing for such Facility. Promptly following such time as a Facility reaches 75% occupancy, ALS shall offer to the lender with respect to such Facility its unsecured guaranty in substitution for the guaranty or guaranties of ALE or such ALE Affiliate as has guaranteed the construction financing for such Facility and will cooperate with ALE or such ALE Affiliate to obtain the release by such lender of any such existing guarantees of ALE or such ALE Affiliate, provided that the terms of the construction financing that is then in place or the permanent financing that has been arranged for such Facility remain the same as those previously approved by ALS or are otherwise acceptable to ALS in its sole discretion. ALE shall have no obligation to indemnify ALS in respect of any indebtedness of a Large Facility Entity after the interest of ALE in such Large Facility Entity has been acquired by ALS pursuant to Section 3.12, and ALS shall bear all risk associated with any guaranty given by ALS to secure financing for such Facility.

                  3.6.2 ALS will use its best efforts to obtain the necessary construction and permanent financing for each new Facility constructed by a Small Facility Entity. If required by the construction loan lender, ALS will guaranty the construction financing for each new Facility to be constructed by a Small Facility Entity. With respect to any payment or call upon such guaranty occurring prior to such time as a 75% Occupancy has been initially attained at a Facility owned by a Small Facility Entity, provided that the interest of ALE in the Small Facility Entity has not been acquired by ALS pursuant to Section 3.12, ALE and ALS shall, as between each other, bear a portion of any risk or obligation arising under any guarantee given by ALS to secure financing for such Facility on a 25%/75% basis, respectively. The Small Facility Entity and ALS will each use its best efforts to obtain permanent financing promptly after a Facility reaches 75% Occupancy, and ALS will be the sole guarantor of such permanent financing if a guaranty is required. During any period after 75% Occupancy has been initially attained at a Facility owned by a Small Facility Entity, and regardless of whether permanent financing has been obtained,

                  3.6.3 If an existing Facility is acquired by a Project Entity and a guaranty of the financing for such Facility is required by the lender, then (i) ALS and, if required by the lender, ALE will guarantee such financing for such Facility and (ii) if either or both of the parties are called on as guarantors to pay any obligations pursuant to their guaranties, then the parties shall make payments on such obligations in proportion to their Percentage Interests in the Project Entity as of the date of acquisition (except that ALE shall have no such liability following a purchase of ALE's interest by ALS pursuant to Section 3.12), so that at all times neither party has paid more than its proportionate share of such obligations based on its Percentage Interests in the Project Entity as of the date of acquisition.

                  3.6.4 If either party is called upon to make any payment to a lender pursuant to any guaranty described in this Section 3.6, the Project Entity shall evidence its obligations to repay such advance by delivery to such party of a promissory demand note bearing interest at the Default Loan Rate.

         3.7 Responsibilities of the Parties. With respect to the activities to be conducted by the Project Entities:

                  (a)      ALS shall be responsible for:

                           (i) providing to the Project Entities market research with site-specific market studies for purposes of obtaining debt and/or equity capital;

                           (ii) providing to the Project Entities sales, pre-marketing and ongoing marketing supervision;

                           (iii) obtaining state (and, if applicable, federal) licensing for Project Entities or Facilities, compliance with state (and, if applicable, federal) regulations;

                           (iv) day-to-day facility operations management for Project Entities pursuant to the applicable Management Agreement; and

                           (v) obtaining construction financing for Small Facility Entities and permanent financing for Project Entities, as contemplated hereby.

                  (b)      ALE will be responsible for:

                           (i) providing to the Project Entities analysis and advice regarding site acquisition, right-to-build, zoning and use issues;

                           (ii)     obtaining any permits and approvals
                                    necessary from municipal, state or federal agencies to construct Facilities for Project Entities;

                           (iii) obtaining construction financing for Large Facility Entities; hiring of all necessary consultants for building design and construction for Project Entities; and

                           (iv)     building construction supervision for
                                    Facilities.

                  (c) All charges associated with the foregoing services provided by ALS or ALE, including, without limitation, pre-marketing, pre-opening, operating, predevelopment, third party, overhead and aborted project costs, shall be paid by ALS-Northeast (or if incurred for the benefit of an existing Project Entity, then by such Project Entity) or as agreed to by both parties in writing. Each Project Entity shall reimburse ALS-Northeast for any site selection, development or other costs incurred by ALS-Northeast for such Project Entity's benefit. A detailed schedule of services to be performed by ALS and ALE (or their respective Affiliates) as set forth in Sections 3.7(a) and 3.7(b) of this Agreement ("Listed Services") and any related charges are set forth in Exhibit H attached hereto and incorporated herein by reference. Except for the Listed Services, and except as otherwise expressly contemplated by this Agreement or as subsequently agreed on by ALS and ALE, the Project Entities will not pay any compensation of any type to ALS, ALE or their Affiliates.

         3.8      Decision-Making.

                  (a) Subject to the provisions of this Section 3.8 and the provisions of Section 3.12(n), approval of a Sale Transaction (as defined in Section 3.12(n) hereof) shall require the approval of the equity owners of the respective Project Entity holding the right to cast a Majority Vote (provided that prior to or upon the consummation of the Sale Transaction any guarantees by ALE or any ALE Affiliate of indebtedness of such Project Entity are released). The prior approval of both ALS and ALE shall be required for any activities related to the following:

                           (i)      site selection, facility design,
                                    architectural features, site layout and
                                    facility type for Facilities jointly
                                    developed pursuant to Section 3.1.2 and
                                    equity capital calls of Project Entities other than Mandatory Capital Call Contributions; and

                           (ii) approval of a Business Plan for each ALS-Northeast Entity and approval of amendments to the Entity Documents of any Project Entity; in addition, ALS shall not adopt an operating budget for any period to which ALE has not consented (such consent not to be unreasonably withheld);

                           (iii) the retention by any ALS-Northeast Entity of the following professionals or any other professionals in connection with the construction or development of a Facility (and any contract or engagement letter executed in connection therewith):

                                    1.      geotechnical professionals;

                                    2.      environmental consulting
                                            professionals; and

                                    3.      architectural professionals;

                           (iv) the execution or amendment of, or any waiver under or early termination of, any agreement between any ALS-Northeast Entity, on the one hand, and ALS, ALE or any of their respective Affiliates, on the other hand;

                           (v) the determination by any ALS-Northeast Entity to commence bankruptcy, insolvency or dissolution proceedings; and

                           (vi) any tax election not in the ordinary course of business that materially alters the anticipated tax treatment of the equity owners of any ALS-Northeast Entity.

Subject to Section 3.2 and the preceding provisions of this Section 3.8(a) and the delegation of authority to ALS or the Manager for the day-to-day management of the Facilities pursuant to applicable Management Agreements, all other matters pertaining to the operation and activities of (i) ALS-Northeast shall require the approval of both ALS and ALE and (ii) each Project Entity shall require the approval of (A) both ALS and ALE with respect to matters arising prior to the date (the "First Occupancy Date") on which the Facility owned by such Project Entity actually opens and residency at such Facility actually begins and (B) equity owners of the Project Entity holding the right to cast a Majority Vote with respect to matters arising after the First Occupancy Date for such Facility.

                  (b) ALE shall be responsible for the preparation of a construction budget for each Facility, and ALS shall be responsible for the preparation of the annual operating budgets for each Facility; provided, however, that with respect to each such construction budget and operating budget, the non-preparing party shall have a minimum of a twenty (20) day period to review, comment and approve each such budget. Notwithstanding the foregoing provisions of this Section 3.8(b), each party to this Agreement shall be entitled to enforce on behalf of an ALS-Northeast Entity, or solely direct the actions of an ALS-Northeast Entity with respect to, any obligation of the other party to this Agreement or its Affiliate to such ALS-Northeast Entity or solely direct the exercise by such ALS-Northeast Entity of any significant discretionary action to be taken by such ALS-Northeast Entity pursuant to any agreement with the other party to this Agreement or its Affiliate.

                  (c) In the case of a Corporate Licenseholder with respect to a Facility, so long as ALE has an interest in such Facility or in such Corporate Licenseholder:

                           (i) ALS shall not, without first obtaining the express written consent of ALE, cause the Manager to enter into or amend any subcontract with respect to any of the functions of the Manager to any third party on any basis that places an additional expense burden on the Facility not anticipated in the applicable Approved Business Plan (as such term is defined in the applicable Management Agreement) or the annual operating budget for such Facility that has been approved by ALE.

                           (ii) ALS shall cause the Manager to keep ALE informed and advised of any reports of inspection or investigation by any governmental agency and of any actual or threatened enforcement actions or other governmental citations which could result in fines or the revocation or suspension of the operating certificate of the Operator with respect to the Facility, and shall cause the Manager to consult with ALE in advance with respect to any response to any of the foregoing.

                           (iii) ALS shall not, without first obtaining the express written authorization of ALE, cause the Manager to draw on the Facility

                                    Account to pay any amounts that are not
                                    Facility Expenses, such consent not to be unreasonably withheld.

                           (iv) ALS shall cause the Manager to provide to ALE its calculation of all amounts paid or payable, pursuant to the MSA, as Base Management Fees.

                           (v) In the circumstances described in Section 6.4(b) of the MSA, ALS shall not permit the Manager to engage a submanager unless ALE shall have given its prior written consent to the identity and terms of engagement of such submanager, such consent not to be unreasonably withheld.

                           (vi) With respect to each Facility and each fiscal period, ALS shall cause the Manager to adopt for such Facility and for such period, and to abide by, in all material respects, an annual operating budget with respect to such Facility and for such period that has been consented to by ALE (such consent not to be unreasonably withheld).

         3.9      Construction and Development Services.

                  3.9.1 Feasibility and Right-to-Build Phase Expenses. During the Development Term, ALE shall provide development services to each Project Entity formed to develop a Facility. Each Project Entity will reimburse ALE for personnel costs expended in connection with ALE's services to such Project Entity during the feasibility and right-to-build phase of a specific Facility's development, as per an agreed upon rate schedule, up to a not-to-exceed cost of $3,500.00 and $3,200.00 per bed for Large and Small Facilities, respectively. Costs that exceed the applicable per bed cap will not be reimbursed unless otherwise agreed upon by ALS and ALE. ALS and ALE shall each be separately entitled to reimbursement for reasonable travel and subsistence expenses of their respective personnel incurred during the feasibility and right-to-build phase of such Facility (the parties agreeing that such costs shall not exceed $350.00 per bed per party for any Large or Small Facility). Except as otherwise provided herein with respect to Listed Services, all miscellaneous and "soft costs" related to site, feasibility, right-to-build and preconstruction services will be charged directly to the Facility, with no additional mark-up, "at cost". During the Development Term, ALE shall also have the right to provide to ALS development services in accordance with Section 3.9.3 with respect to Waived Facilities other than Waived Facilities whose Project Start occurs during a Nonexclusive Year and shall be entitled to reimbursement of personnel, travel and subsistence expenses in accordance herewith with respect to Waived Facilities other than such expenses incurred after notice from ALS during a Nonexclusive Year with regard to Waived Facilities whose Project Start occurs during a Nonexclusive Year.

                  3.9.2 Construction Services. During the Development Term, ALE or an ALE Affiliate ("ALE Construction"), shall have the right to provide construction services to (i) any

Project Entity or (ii) ALS with respect to any Waived Facility whose Project Start occurs during the Development Term (but not during any Nonexclusive Year) (ALS or such Project Entity, as applicable in such cases, the "Developer Entity") on an exclusive basis, in the manner contemplated hereby, in connection with the construction by such Developer Entity of new assisted living or specialty care facilities for the elderly ("New Facilities") in the Territory in the manner set forth below:

                  (a) Except as provided in Section 3.9.2(b) below, ALE Construction shall cause each New Facility to be constructed for a guaranteed maximum price (the "GMP") agreed upon by ALE Construction and the Developer Entity in accordance with the terms of a construction agreement for such New Facility, such agreement (if ALE Construction shall be the successful bidder pursuant to Section 3.9.2(b)) to be substantially in the form of the Construction Agreement.

                  (b) The Developer Entity shall solicit from ALE Construction and, at the election of the Developer Entity, from others, sealed bids for the construction of the New Facility prior to executing the Construction Agreement with ALE Construction (such bids from others, but not from ALE Construction, to be inclusive of a payment and performance bond from a nationally recognized insurer). Such sealed bids shall be opened in the presence of a representative of ALE Construction. If (i) as a result of such competitive bidding process, the guaranteed maximum price bid (covering project hard costs, excluding the cost of any furniture, fixtures and equipment purchased directly by the Developer Entity, excluding the amounts reimbursable to ALE pursuant to
Section 3.9. 1, excluding the value of the development services to be provided by ALE pursuant to Section 3.9.3 and excluding any construction management personnel costs reimbursable to ALE pursuant to Section 3.9.3) made by ALE Construction shall be 105 % or more than the comparable bid (the "Lower Bid") made by another reputable, qualified, bona fide bidder (the "Lower Bidder") and
(ii) within ten (10) Business days following notice of such Lower Bid to ALE Construction, ALE Construction does not revise its bid to no higher than 105% of the Lower Bid, then the Developer Entity shall be entitled to engage such Lower Bidder to construction the New Facility and the Developer Entity shall have no further obligation to engage ALE Construction with respect to the construction of such New Facility; provided, however, ALE or ALE Construction shall be entitled to all fees to which they may otherwise be entitled in accordance with the terms of this Agreement, including without limitation recognition of the value of development services provided or contributed to the Developer Entity as contemplated by Section 3.9.3.

                  (c) To the extent that the total actual costs of the construction for a Facility with respect to which ALE Construction is providing construction services under a Construction Agreement that are intended to be "capped" within the definition of GMP pursuant to such construction Agreement (including construction profit of 5% of costs of construction as calculated pursuant to this Section 3.9) as of the date of the issuance of a Certificate of Occupancy in respect of such Facility are less than such GMP applicable to such Facility on such date (such difference, the "Construction Cost Savings"), then ALE (i) shall cause ALE Construction to retain 100% of such Construction Cost Savings for a period of twelve months following issuance of the Certificate of Occupancy, (ii) during such twelve month period shall cause ALE Construction to apply 100% of such Construction Cost Savings to the discharge of any costs of construction for which ALE Construction is responsible in excess of the GMP budget with respect to any other Facility completed during such 12-month period as to which ALE Construction is acting as builder, and (iii) at the end of such twelve-month period shall cause ALE Construction to pay to the Project Entity owning such Facility an amount equal to 50% of any remaining balance of such Construction Cost Savings after application of the amounts described in clause (ii) of this sentence. Upon payment to a Project Entity of the amount described in clause
(iii) of the preceding sentence, ALE Construction shall be entitled to retain the other 50% portion of such remaining balance of such Construction Cost Savings.

                  3.9.3 Development Services. ALE shall contribute development services to each Project Entity in connection with the development of New Facilities in the Territory during the Development Term and shall have the right to provide development services to ALS in connection with the development of New Facilities in the circumstances specified in Section 3.9.1. Such services will be valued at an amount (the "Development Services Contribution Amount") equal to (a) in the case of any Large Facility, the product obtained by multiplying $5,000 times the number of beds in the New Facility or (b) in the case of any Small Facility, the product obtained by multiplying $4,000 times the number of beds in the New Facility. Except as otherwise provided in the Construction Agreement, the Development Services Contribution Amount shall encompass within it all construction profit and overhead except for construction management personnel (at cost) pursuant to an agreed upon rate schedule expressly allowed pursuant to the applicable Construction Agreement. If the Development Service Contribution Amount for any Project Entity exceeds ALE's Mandatory Capital Call Contribution to such Project Entity, such excess shall be payable by such Project Entity to ALE in cash in the manner set forth in the following sentence. If ALE shall provide development services to ALS (and not to a Project Entity) as contemplated by Section 3.9.1 hereof, ALS shall pay ALE the Development Services Contribution Amount as follows: fifty percent (50%) of the Development Services Contribution Amount shall be paid at the point of issuance of a building permit to ALS; an additional twenty-five percent (25%) of the Development Services Contribution Amount shall be paid at the point at which as mutually agreed by the parties construction is fifty percent (50%) complete; and the final twenty-five percent (25%) of the Development Services Contribution Amount shall be paid at issuance of a certificate of occupancy.

                  3.9.4 CPI Adjustment. All per bed dollar amounts and caps set forth in Section 3.9.3 shall be CPI adjusted on December 31 of each year commencing in 1996 using December 31, 1995 as the base year, in the same manner as described in Section 4.1 of the Management Agreement.

                  3.9.5 Architect. The architect shall be Aldrian Guszkowski, Elm Grove, Wisconsin or such other architect hereafter approved by ALS and ALE (the "Architect"), and each contract with the Architect shall be in the form of the Architect's Agreement, with such changes as agreed to by the parties therein.

         3.10 Management. ALS shall perform management services for each Project Entity. Such services will be provided pursuant to a management agreement pursuant to which ALS will manage the Facility owned by such Project Entity for an initial term of eight (8) years, subject to an extension by agreement of ALS and ALE for two additional five (5) year periods. The term of a management agreement for a Facility shall expire automatically upon a sale of the Facility. The management fee (which shall be applicable to both Large Facilities and Small Facilities) under each such management agreement shall be as follows:

Individual                  No. of Large Facilities
Project Revenue                  Managed by ALS         Fee (% of Revenue)
---------------                  --------------         ------------------
Up to $2 million                       1 - 2                   7.5%

in annual revenue                      3 - 5                   7.0%

                                    more than 5                6.5%

Greater than $2 million                1 - 2                   7.0%

in annual revenue                      3 - 5                   6.5%

                                    more than 5                6.0%

         The $2 million revenue threshold will be adjusted for inflation for each calendar year based upon the change in the Consumer Price Index for Medical Care Services ("CPI", as defined as "Medical Care Services - United States City Average," as published by the United States Department of Labor, Bureau of Labor Statistics, converted to 1982 - 1984 base 100, or successor index most comparable thereto) from December 31, 1995 to December 31 of each such calendar year. Each management agreement for a Facility (an "Existing Facility") shall state that as other Facilities within the same "Individual Project Revenue" category as such Existing Facility are developed, the management fee payable under the management agreement for such Existing Facility shall be reduced, if necessary, so that the management fee payable shall be the same for all Facilities in such category.

         For purposes of the above table, (i) annual revenue will be measured on a calendar year basis for each Facility (and annualized for any partial calendar year falling within the term of the management agreement) and (ii) the number of Large Facilities shall consist of all Large Facilities located in the Territory and managed by ALS for its own account or for the account of entities in which ALS owns a majority equity interest or for a Project Entity (including a Project Entity as to which the applicable Put Option or Call Option (each, as hereinafter defined) has been exercised) and any Managed Facilities (hereinafter defined in Section 3.14(d)(ii)), provided that such Managed Facility, had it been developed by ALS and ALE hereunder, would have been a Large Facility.

         The management agreements will provide that ALS will be reimbursed at ALS's actual cost for pre-opening, operating, sales and marketing costs provided to ALS-Northeast and/or each new Project Entity during the construction period but not to exceed the amounts shown in each Facility operating proforma budget (the "Proforma") included as part of the applicable Business Plan. During the lease-up period set forth in the Proforma for each Facility, the management fee will be equal to a fixed amount determined by multiplying the monthly fee which would be payable once the projected stabilized revenue is attained by the number of months in such lease-up period, and shall be payable monthly on a pro-rata basis during such period. Thereafter, the management fee shall be based on a percentage of revenues as set forth above, regardless of whether stabilized revenue has been obtained, and payable monthly.

         If a 75% occupancy level for a Facility is not attained within the timeframe set forth in the Proforma, ALS shall thereafter continue to earn its management fee at the rate specified in the table above, but the payment of such management fee (up to $100,000) shall be deferred (a) until such 75% occupancy level is achieved or the Facility is sold or the Project Entity is liquidated, and (b) if ALE has made any Preferred Equity Contributions to the Project Entity owning such Facility, to the extent necessary to enable the Project Entity owning such Facility to satisfy in full the entitlement of ALE to receive distributions from such Project Entity equal to the Preferred Equity Return (but not a return of the Preferred Equity Contribution) in respect of such Project Entity. Thereafter, any deferred management fees due ALS shall be paid as soon as cash becomes available from such Project Entity to pay such deferred management fees after the payment of operating expenses then due (and funding of appropriate working capital reserves) but before any distributions to the equity owners of such Project Entity other than distributions in respect of the Preferred Equity Return entitlement of ALE, provided that the payment of such deferred fees does not cause the Project Entity paying such deferred fees to violate any covenants in the loan documentation to which such Project Entity is a party.

         ALS shall enter into a Management Agreement in the form of the Management Agreement, subject to such modifications that will necessarily vary by Facility in accordance herewith, which agreement will be executed by ALS, as facility manager, and the applicable Project Entity, as the owner, when such Project Entity is formed.

         3.11 Restrictions on Transferability of Interests. From and after the date hereof, neither ALS nor ALE shall transfer any of its Percentage Interest in any ALS-Northeast Entity except to the other party or pursuant to the Collateral Assignment Agreement; provided, however, that ALS may transfer a nominal portion of its Percentage Interest in a Project Entity to an ALS Affiliate prior to the exercise and closing of a Put or Call Option solely to preserve the existence of such Project Entity following such purchase. Any purported transfer prohibited by this Section 3.11 shall be void ab initio, and shall be deemed a breach of both this Agreement and the Operating Agreement of the applicable ALS-Northeast Entity. A transfer means any disposition of a Percentage Interest, including, without limitation, any sale, gift, assignment, pledge or encumbrance, whether such disposition occurs voluntarily, by operation of law or otherwise. A transfer shall be deemed to have occurred by ALE in violation of the foregoing restriction if a combination of Messrs. Michael J. Falcone, Michael

P. Falcone and Mark G. Falcone (or, upon their respective deaths, their Family Members) and trusts for the benefit of Michael P. Falcone, Mark G. Falcone and their sisters and their respective children cease to control ALE (a "ALE Change in Control") and any transfers of interests in ALE that do not result in a ALE Change in Control shall not be prohibited by this Section 3.11. No change or changes in ownership of ALS shall be deemed to be a transfer by ALS in violation of this Section 3.11.

         3.12     Put and Call Options.

                  (a) ALS hereby grants to ALE, and shall confirm in each Project Entity Operating Agreement, the right to sell to ALS all (but not less than all) of ALE's equity interest in any one or more Project Entities at the purchase price (determined as set forth below) for ALE's interest in such Project Entity or Entities pursuant to the terms and conditions set forth herein ("Put Option"). The Put Option with respect to a Project Entity owning a Facility shall be exercisable by ALE at any time from and after the earlier to occur of (i) achievement of 75% Occupancy at such Facility (the "75% Trigger"); or (ii) the six month anniversary of the issuance of the Certificate of Occupancy for the Facility owned by such Project Entity, through and until the tenth (10th) anniversary of the date of issuance of the Certificate of Occupancy for such Facility (such period, the "Put/Call Period"). ALE shall not be entitled to exercise a Put Option in any given Put Year (as hereafter defined) utilizing the 75% Trigger if during the then-existing Put Year ALE's equity interest in one or more Facilities already have been put to ALS utilizing such 75% Trigger, and such equity interests have an aggregate purchase price in excess of $5 million. "Put Year" shall refer to each consecutive twelve (12) month period commencing on the first day of the first Put/Call Period.

                  (b) At ALS' election, the purchase price for ALE's equity interest in a Project Entity owning a Facility pursuant to Section 3.12(a) shall be payable either: (a) all in cash or in cash and a note as provided below (the "Non-Stock Option") or (b) in cash and/or ALS common stock ("ALS Stock"), such cash and ALS stock to be in such combination as ALS may elect.

                  (i) To the extent a Put Option is exercised and ALS elects to pay the purchase price using the Non-Stock Option, (A) if the price is $500,000 or less, the entire price shall be paid in cash at the closing of the sale of ALE's equity interest to ALS; and (B) if the price to be paid is in excess of $500,000, an amount equal to 1/3 of such price shall be paid in cash at the closing of the sale of ALE's interest to ALS, and ALS shall give to ALE at such closing ALS's promissory note for the remaining 2/3 of the price. Such note shall provide for payment of (C) 50% of the principal amount of the note on the six-month anniversary of the note, (D) the balance of the principal amount of the note on the one-year anniversary date of the note, (E) monthly installments of interest only in arrears at the Default Loan Rate applicable to such Project Entity, and (F) acceleration of the entire balance due at the election of the holder of the note upon default in the payment of any installment of principal or interest which continues for at least ten (10) days uncured or upon the sale of the Project Entity or ALS's ownership interest therein. Such note may be prepaid at ALS's option without penalty. The note shall be secured by a collateral pledge of the ownership interest in the Project Entity which is sold.

                  (ii) To the extent a Put Option is exercised and ALS elects to pay the purchase price using ALS Stock, then (A) ALE shall be entitled to confirm ALS's intentions with respect thereto prior to exercising the Put Option and rely upon such expression of intention; (B) if a Public Offering (hereinafter defined) shall not have occurred prior to the closing of such Put Option exercise, ALS shall pay a portion of the purchase price in cash to the extent necessary to permit ALE to pay state and federal income taxes due as a result of the sale of its interest in the Project Entity pursuant to the exercise of such Put Option (such cash portion of the purchase price referred to as a "Required Cash Portion"); and (C) if ALS Stock shall have been sold in a public offering registered under the Securities Act of 1933 (a "Public Offering") prior to the closing of such Put Option exercise, but ALS shares to be delivered as payment (or partial payment) of the purchase price shall be subject to resale restrictions under applicable securities laws, then ALS shall either (1) pay a portion of the purchase price in cash equal to the Required Cash Portion or (2) register such ALS Stock to be delivered in connection therewith pursuant to applicable federal and state securities laws, and cause such shares to be listed on any applicable exchange or trading system upon which the ALS Stock is listed, prior to or concurrently with its delivery. ALE shall advise ALS of the amount and its basis of calculation of the Required Cash Portion prior to requesting ALS's confirmation referenced in clause (A) of this Section 3.12(b)(ii).

The Put Option shall be exercised by written notice from ALE to ALS during such times as such Put Option is exercisable in accordance herewith, and the exercise by ALE of its Put Option or a failure to exercise such Put Option for one Project Entity shall not preclude ALE from later exercising one or more Put Options for other Project Entities.

                  (c) ALE hereby grants to ALS, and shall confirm in each Project Entity Operating Agreement, the right to purchase all (but not less than all) of ALE's equity interest in any one or more Project Entities at the purchase price (determined as set forth below) for ALE's interest in such Project Entity or Entities pursuant to the terms and conditions set forth herein ("Call Option"). The Call Option shall be exercisable as to each Project Entity at any time during the applicable Put/Call Period. The purchase price with respect to a Call Option shall be payable either in cash or ALS Stock (or a combination thereof, provided that the stock portion shall constitute at least 50% of such consideration and have a value of at least $500,000) at ALE's election, payable at the closing. The Call Option shall be exercised by written notice from ALS to ALE during such times as such Call Option is exercisable in accordance herewith, and the exercise by ALS of its Call Option or a failure to exercise such Call Option for a Project Entity shall not preclude ALS from later exercising one or more Call Options for other Project Entities. Prior to exercising the Call Option, ALS shall use commercially reasonable efforts to seek to release ALE and any ALE Affiliate from any loan guarantees that may exist with respect to loans to the Project Entity to which such Call Option relates. ALS shall be deemed to have made commercially reasonable efforts if ALS shall have taken such steps as are contemplated by the second to last sentence of Section 3.6.1 hereof in an effort to secure such release or releases. If ALS is not successful in securing such release or releases, then ALS's indemnity pursuant to Section 3.12(h) hereof shall be secured pursuant to the Collateral Assignment and by a pledge of ALS's equity interest in said Project Entity, which collateral security interest for such Section 3.12(h) indemnity obligations shall be extinguished upon the release or releases of ALE or its Affiliates contemplated hereby.

         (d)      (i)      The purchase price for ALE's equity interest in each
                           Project Entity payable upon the exercise of a Call
                           Option shall be equal to the sum of (x) the Unreturned Preferred Equity Amount, if any, with respect to such Project Entity as of the date of the purchase, and (y) the product obtained by multiplying
                           (a) ALE's Percentage Interest in the Project Entity at the time of exercise of such Call Option times (b) the excess of the fair market value of the Project
                           Entity over the Unreturned Preferred Equity Amount, if any, which fair market value shall be determined as of the end of the calendar month preceding the date on which a Call Option is exercised, as follows:
                           The fair market value of a Project Entity shall be the fair market value of such Project Entity as mutually agreed in writing by ALS and ALE within fifteen days following the exercise of a Call Option or, if the parties shall be unable so to agree within such period, as established in accordance with
                           Section 3.2(d)(ii) by an appraiser jointly agreed upon by both parties.

                  (ii) In determining the fair market value of such Project Entity in connection with the exercise of a Call Option such appraiser (and any other appraisers designated pursuant to this Section 3.12(d)) shall be instructed to separately value any working capital of such Project Entity in accordance with generally accepted accounting principles and to add thereto the value of the Facility owned by such Project Entity utilizing Adjusted EBITDAR (as described in Schedule
                           1) in lieu of the component of any valuation formula that corresponds to EBITDAR to the extent required by the terms of Schedule 1. If the parties are unable to agree to an appraiser, then each party will designate an appraiser and the two appraisers will each determine a fair market value. If any party shall fail to designate an appraiser within fifteen (15) days following its receipt of notice from the other party containing (i) the identity of the appraiser designated by such other party and (ii) reference to such party's obligation to designate an appraiser pursuant to this Section 3.12 within said fifteen
                           (15) day period, then the appraiser for such other party shall be deemed to be jointly agreed upon by both parties. If the fair market value amounts determined by the two appraisers are equal to or within 5% of their average, then the fair market value shall be equal to such average. Otherwise, the two appraisers will mutually select and appoint a third appraiser to determine the fair market value, in which event the fair market value of the Project Entity shall be equal to the result obtained by averaging the two of the three appraisals which deviate the least from the average of the first two appraisals, and multiplying the result by ALE's Percentage Interest in the Project Entity. Each party will bear equally the fees and expenses of the appraiser jointly agreed upon or selected and if applicable the third appraiser, but each party will be solely responsible for the fees and expenses of any appraiser selected solely by such party. In determining such fair market value of a Project Entity (on the condition, however, that ALS is not a Defaulting Party with respect to such Project Entity), the assumption shall be made that the management agreement with ALS or another manager will continue indefinitely and that the percentage management fee then being charged to the applicable Project Entity is equal to the greater of (i) the percentage management fee which is actually being charged at such time, or (ii) six percent (6%). Each appraiser selected hereunder shall be a reputable appraisal firm which has experience in appraising commercial real estate and long-term care and/or assisted living facilities (or similar businesses). All appraisers shall have complete access to the relevant books and records of the Project Entity they are appraising during the conduct of their appraisals.

                  (iii) Notwithstanding the provisions of this Section 3.12(d), if ALE's equity interest in a Project Entity is to be acquired by ALS pursuant to the exercise of a Call Option at any time prior to (x) the second anniversary of the First Occupancy Date for the Facility owned by such Project Entity or (y) if the Facility has not reached 95% occupancy by the second anniversary of the First Occupancy Date for the Facility owned by such Project Entity, then the third anniversary of such First Occupancy Date, the fair market value for such Project Entity shall not be less than the sum of the working capital of such Project Entity as of the date of the closing of the conveyance of ALE's equity interest plus an amount determined by capitalizing at 11% (i.e., dividing by 11%) the pro forma earnings that would be generated by such Facility assuming (i) 95% occupancy, (ii) the constant application of Pro Forma Stabilized Rates inflated at the rate of 4% annually at each anniversary of the First Occupancy Date (i) inflated for each anniversary of such First Occupancy Date that precedes such exercise of the Call Option, which in no case will exceed two (in the circumstances contemplated in clause (x) of this sentence) or three (in the circumstances contemplated by (y) of this sentence) anniversary dates), and (iii) the constant application of an

                           EBITDAR margin equal to the Floor EBITDAR Margin. In addition, the purchase price for ALE's equity interest in a Project Entity payable upon the exercise of a Call Option at any time shall in no event be less than (x) the Percentage Interest of ALE in such Project Entity (as a fraction of one) times the sum of the total capital contributions by the equity owners of such Project Entity and the amount of the Development Service Contribution Amount for such Project Entity and (y) any payments by ALE or any ALE Affiliates pursuant to a loan repayment guaranty given by them for which reimbursement pursuant to ALS's indemnity obligation under Section 3.12(h) has not been received.

                  (e) The purchase price for ALE's equity interest in each Project Entity payable upon the exercise of a Put Option shall be equal to the proceeds that ALE would receive if such Project Entity were to sell its Facility at its then-fair market value (allocating any gain or loss resulting therefrom pursuant to the methodology set forth in Sections 3.15(b), 3.15(d) and 3.21 hereof), satisfy all creditors, and then liquidate in accordance with Section 3.15(e) hereof. For this purpose, the fair market value of a Facility shall be determined as of the end of the calendar month preceding the date on which a Put Option is exercised, as follows: The fair market value of a Facility shall be the fair market value of such Facility as mutually agreed in writing by ALS and ALE within fifteen days following the exercise of a Put Option or, if the parties shall be unable so to agree within such period, as established by an appraiser jointly agreed upon by both parties, provided, however, that in determining the fair market value of such Project Entity such appraiser (and any other appraisers designated pursuant to this Section 3.12(d)) shall be instructed to separately value any working capital of such Project Entity in accordance with generally accepted accounting principles and to add thereto the value of the Facility owned by such Project Entity utilizing Adjusted EBITDAR (as described in Schedule 1) in lieu of the component of any valuation formula that corresponds to EBITDAR to the extent required by the terms of Schedule 1. If the parties are unable to agree to an appraiser, then each party will designate an appraiser and the two appraisers will each determine a fair market value. If any party shall fail to designate an appraiser within fifteen (15) days following its receipt of notice from the other party containing (i) the identity of the appraiser designated by such other party and (ii) reference to such party's obligation to designate an appraiser pursuant to this Section 3.12 within said fifteen (15) day period, then the appraiser for such other party shall be deemed to be jointly agreed upon by both parties. If the fair market value amounts determined by the two appraisers are equal to or within 5 % of their average, then the fair market value shall be equal to such average. Otherwise, the two appraisers will mutually select and appoint a third appraiser to determine the fair market value, in which event the fair market value of the Facility shall be equal to the result obtained by averaging the two of the three appraisals which deviate the least from the average of the first two appraisals. Each party will bear equally the fees and expenses of the appraiser jointly agreed upon or selected and if applicable the third appraiser, but each party will be solely responsible for the fees and expenses of any appraiser selected solely by such party. In determining such fair market value of a Facility (on the condition, however, that ALS is not a Defaulting Party with respect to such Facility), the assumption shall be made that the management agreement with ALS or another manager will continue indefinitely and that the percentage management fee then being charged to the applicable Project Entity is equal to the greater of (i) the percentage management fee which is actually being charged at such time, or (ii) six percent (6%). Each appraiser selected hereunder shall be a reputable appraisal firm which has experience in appraising commercial real estate and long-term care and/or assisted living facilities (or similar businesses). All appraisers shall have complete access to the relevant books and records of the Project Entity which owns the Facility that they are appraising during the conduct of their appraisals.

                  (f)      Either party may invoke the appraisal process of this
Section 3.12 for a Project Entity prior to the exercise of its Put or Call Option, as the case may be, so as to enable such party to determine the fair market value of such Project Entity or Facility (as the case may be) before it exercises its option, and the price so determined shall govern any subsequent exercise of such Put or Call Option that occurs within the 60-day period after the determination thereof; provided, however, that if the party invoking the appraisal process or the other party does not exercise its Put or Call Option within sixty (60) days after the determination of the fair market value in accordance herewith, then the party invoking the appraisal process will bear all the costs of the appraisal(s).

                  (g) Any and all transfers to ALS of ALE's equity interest in such Project Entity pursuant to the exercise of a Put or a Call Option as provided herein shall be closed, and all payments and deliveries contemplated thereby made, upon the last to occur of (i) thirty (30) days after the purchase price for ALE's equity interest in such Project Entity or Entities is determined in accordance herewith or (ii) ninety (90) days following the exercise of such Put or Call Option.

                  (h) At the closing of the exercise of a Put or Call Option required by Section 3.12(g) of this Agreement:

                           (i) ALE shall deliver to ALS an instrument evidencing the transfer of the ownership interest in the Project Entity being purchased and sold, free and clear of all security interests, liens and restrictions (other than liens arising under the Collateral Assignment Agreement and restrictions imposed by this Agreement and the Ancillary Agreements and any Loan Documents), together with such other documents as ALS may reasonably request in connection therewith; and

                           (ii) ALS shall deliver to ALE cash, ALS's promissory note and pledge securing such note and/or ALS Stock, if applicable, constituting the purchase price for ALE's equity interest in such Project Entity, together with such other documents as ALE may reasonably request.

At the time of the exercise of an Option, if ALE has guaranteed any financing of a Project Entity subject to such option, then ALS will use its best efforts to obtain a release of ALE of such guaranty. If ALS is unable to obtain such a release, and following the closing of a Put or Call Option there occurs a default in the payment or performance of any obligation whatsoever, whether monetary or otherwise, in connection with such financing, then ALS will indemnify ALE for any damages, costs and expenses (including reasonable attorneys' fees) which ALE incurs pursuant to any guaranty.

                  (i) If at the time of the closing of a Put or Call Option ALS Stock is being publicly traded on either the New York, American, Philadelphia or Pacific Stock Exchange or quoted on NASDAQ or in the over-the-counter market, the price of ALS Stock to be utilized for purposes of a Put or Call Option shall be the average closing sales price per share of ALS Stock (or in the case where no closing sales prices are reported, the average of the bid and the asked price) during the period commencing thirty (30) trading days prior to the exercise of the Put or Call Option and ending on the date of the exercise of the Put or Call Option. If the ALS Stock is not publicly traded in such manner, the value per share shall be equal to the fair market value of ALS (determined by an appraiser jointly agreed to by the parties) divided by the total number of shares of common stock of ALS then issued and outstanding. If the parties are unable to agree upon an appraiser, then each party will designate an appraiser and the two appraisers will each determine a fair market value. If the two fair market value amounts are equal to or within 5% of their average, then the fair market value shall be equal to such average. Otherwise, the two appraisers will mutually select and appoint a third appraiser to determine the fair market value, in which event the fair market value of ALS shall be equal to the result obtained by averaging the two of the three appraisals which deviate the least from the average of the first two appraisals. If any party shall fail to designate an appraiser within fifteen (15) days following its receipt of notice from the other party containing (i) the identity of the appraiser designated by such other party and (ii) reference to such party's obligation to designate an appraiser pursuant to this Section 3.12 with-in said fifteen (15) day period, then the appraiser for such other party shall be deemed to be jointly agreed upon by both parties. Each party will bear equally the fees and expenses of the appraiser jointly agreed upon or selected and if applicable the third appraiser, but each party will be solely responsible for the fees and expenses of any appraiser selected solely by such party. Either party may invoke the foregoing appraisal process for ALS Stock prior to the exercise of its Put or Call Option, so as to enable such party to determine the fair market value of such stock before it exercises its Put or Call Option and the price so determined shall govern any subsequent exercise of such Put or Call Option that occurs within the 60-day period after the determination thereof; provided, however, that if the party invoking the appraisal process or the other party does not exercise the Put or Call Option within a specified period after completion of the appraisal(s), the party invoking the appraisal process will bear all the costs of the appraisals.

                  (j)      Notwithstanding any provision contained in this
Section 3.12 to the contrary:

                           (i) if a Put or Call Option is exercised, then ALS may assign its rights and obligations in respect of the Put or Call Option to an Affiliate of ALS so as to preserve the legal existence of the

                                    Project Entity, but no such assignment shall relieve ALS from any obligations to ALE;

                           (ii) any real estate transfer fee which arises in connection with any purchase and sale hereunder shall be borne by the parties in proportion to their respective Percentage Interests; and

                           (iii) equitable adjustments shall be made for any distributions or capital contributions which occur between the date of the determination of the fair market value of the Project Entity and the closing of the Put Option or Call Option transaction.

                  (k) The Put Option and the Call Option provided for in this Section 3.12 are intended to be agreements of the type described in Item 901(c)(2)(i) of Regulation S-K promulgated by the Securities and Exchange Commission.

                  (l)      Any shares of ALS Stock acquired pursuant to Section
3.12 that are not registered at the time of delivery will be acquired by ALE for investment only and not with a view to resell or otherwise distribute them, and ALE will not sell, transfer, give, pledge or otherwise transfer or dispose of the shares, or any of them, unless and until such disposition of such shares is registered or, in the written opinion of counsel to ALE reasonably acceptable to ALS, such sale, transfer, pledge or other disposition of the shares, or any of them, does not contravene any provision of the federal securities laws or applicable state securities laws. ALE acknowledges that ALS may cause the stock certificate(s) representing such shares to have the following legend printed or typed thereon:

                  The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state. No transfer of the shares represented by this certificate may be made without compliance with or exception from the Act and other applicable securities laws.

                  (m) Neither ALS nor ALE shall take any action that would have the effect of frustrating the Put Option or Call Option, respectively.

                  (n) If any Project Entity (i) shall desire to accept a bona fide third party offer (a "Third Party Offer") to purchase or lease any Facility or any material portion thereof or any material interest or estate therein to a third party (a "Sale Transaction") and (ii) such Sale Transaction has not been approved by both ALS and ALE, then, notwithstanding anything herein to the contrary, ALS shall cause such Project Entity to offer (the "RFR Offer Notice") to ALE the opportunity to consummate the Sale Transaction on the same terms and conditions as are contained in the Third Party Offer, and shall not consummate such Sale Transaction with any party other than ALE prior to the expiration of thirty (30) days after the giving of the RFR Offer Notice (unless ALE first waives its rights pursuant to this Section 3.12(n) in writing). If during such thirty (30) day period, ALE accepts such offer contained in the RFR Offer Notice, then ALS shall not permit such Project Entity to enter into the Sale Transaction with any party unless ALE accepting such offer defaults in its obligations in respect thereof. If ALE accepts such an offer contained in the RFR Offer Notice, ALS shall cooperate with ALE to structure the terms of the Sale Transaction to allow ALE or an ALE Affiliate designated by ALE to acquire the interest of ALS in such Project Entity at a price equal to the amount that ALS would have received had such Project Entity sold or leased (as applicable) its Facility pursuant to the terms of the Third Party Offer and such Project Entity had thereafter been liquidated. ALS shall also offer as part of the RFR Offer Notice to continue, extinguish or modify any management arrangements and/or debt guarantees on the same terms as would be applicable under the terms of the Third Party Offer. If any offer made to ALE pursuant to this Section 3.12(n) is not accepted within the time period described herein, then the applicable Project Entity shall be free to consummate the Sale Transaction pursuant to the Third Party Offer described in the applicable RFR Offer Notice, provided that if such Sale Transaction is to be consummated on terms that are in any material respects less favorable to the Project Entity than those described in the Third Party Offer within a period of one hundred eight (180) days after the giving of the RFR Offer Notice, then ALS shall not permit such Project Entity to enter into a Sale Transaction with respect to such Facility unless it first causes such Project Entity again to comply with the provisions of this Section 3.12(n). The exercise by ALE or an ALE Affiliate of its rights pursuant to Section 3.12(n) shall not constitute the exercise of a Put Option for purposes of the other provisions of this Section 3.12.

                  (o) ALS will consider in connection with the exercise of a Put or Call Option for a Project Entity, (a) participating in an Internal Revenue Code Section 1031 exchange for the Facility owned by the Project Entity or (b) structuring the purchase of ALE's equity interest in the Project Entity as a tax-free exchange under Internal Revenue Code Section 368. However, in any such case ALE shall bear the entire amount of transactional costs, and legal and tax costs and risks, created by such alternative structuring.

         3.13 Collateral Assignment. Simultaneously with the execution of this Agreement, the Collateral Assignment Agreement shall be amended to (i) incorporate the matters described in Section 3.12(c), (ii) include within the definition of "Joint Venture Agreement" therein this Second Amended Agreement.

         3.14     Noncompetition.

                  (a) With respect to each state in the Territory, neither ALE nor ALS will directly or indirectly (except (i) for facilities acquired by ALS or ALE or their Affiliates pursuant to the exercise of a Put Option, Call Option, RFR Offer Notice or otherwise as permitted by the Joint Venture Agreement or pursuant to any other transaction in which ALS or ALE, or their respective Affiliates, have expressly consented to such ownership or activity otherwise prohibited by this Section 3.14, (ii) through or in connection with ALS-Northeast Entities, the Original NY Facilities, the Commons Facilities, the Corporate Licenseholders or as otherwise permitted by the First Amended Agreement, this Section 3.14 or Section 3.1.3 hereof) own, operate, develop, construct, manage or participate in the ownership, development, construction, operation or management of an assisted living, dementia or other specialty care facility for the elderly located in such state until the first to occur of (A) the expiration or termination of the Development Term of such state or (B) the first day of a Nonexclusive Year as to such state. The parties acknowledge that their mutual election to continue development of a Pipeline Project after the end of the Development Term for the state in which such Pipeline Project is located shall not constitute an extension of the Development Term for such state for purposes of this Section 3.14(a).

                  (b) Beginning on the date hereof and ending on the first anniversary of the last date on which ALS and ALE jointly own equity interests in a given Facility, neither party will directly or indirectly (except (i) for facilities acquired by ALS or ALE or their Affiliates pursuant to the exercise of a Put Option, Call Option, RFR Offer Notice or otherwise as permitted by the Joint Venture Agreement or pursuant to any other transaction in which ALS or ALE, or their respective Affiliates, have expressly consented to such ownership or activity otherwise prohibited by this Section 3.14, (ii) through or in connection with ALS-Northeast Entities, the Original NY Facilities, the Commons Facilities, the Corporate Licenseholders or Waived Facilities) own, operate, develop, construct, manage or participate in the ownership, operation, development, construction, or management of an assisted living, dementia or other specialty care facility for the elderly located within ten (10) miles of any such jointly-owned Facility or any Waived Facility, Original NY Facility or Commons Facility. In the event that either ALE or ALS ceases to own an equity interest in one or more ALS Northeast Entities by reason of the failure to make a Mandatory Capital Call Contribution or otherwise through the foreclosure of its equity interest in a Project Entity or Entities pursuant to the Collateral Assignment Agreement, such party shall nonetheless be deemed to be restricted by the provisions of this Section 3.14 as if such party were a joint owner of all ALS-Northeast Entities, until the first to occur of: (i) such time as the other party ceases to have an interest in every ALS-Northeast Entity, or (ii) three
(3) years after such party ceases to have an interest in any ALS-Northeast
Entity.

                  (c) The restrictions on ALE set forth in Section 3.14(a) and (b) also apply to Messrs. Michael J. Falcone, Michael P. Falcone and Mark G. Falcone, and any entities directly or indirectly under the control of ALE or such individuals. The restrictions on ALS set forth in Section 3.14(a) and (b) herein also apply to any entity directly or indirectly under the control of ALS, but in no event shall such restrictions apply to the shareholders of ALS.

                  (d)      The restrictions set forth heretofore in this Section
3.14 (the "Restrictions") are subject to the following exceptions:

                  (i) The Restrictions shall not be violated by reason of ALS or ALE, or any of their respective Affiliates, acquiring any assisted living, dementia or other specialty care facility for the elderly located in the Territory ("Assisted Living Facilities"), or acquiring an entity that owns such a facility, as long as (A) such facility is not located within ten
                           (10) miles of a Commons Facility, a Waived Facility or any Facility owned jointly by ALS and ALE or any Facility in which a Defaulting Party once owned an interest if that party or its Affiliates are the acquiring party and (B) either (I) ALS or ALE, as the case may be, has first offered to ALE or ALS, respectively, in writing, an opportunity to participate in such acquisition on substantially the same terms as contemplated herein, and ALE or ALS, respectively, has declined such offer (such facility, a "Refused Facility") or (II) in the case of ALS only, ALS has delivered Market Approvals at the Requisite Level for each of Massachusetts, Connecticut and Rhode Island for each of the Joint Venture Agreement Years ending December 31, 1999 and December 31, 2000 prior to undertaking any acquisition pursuant to this Section 3.14(d)(i)(B)(II) and so long as the aggregate number of facilities acquired by ALS pursuant to this
                           Section 3.14(d)(i)(B)(II) does not exceed seven in the aggregate in Massachusetts, Connecticut and Rhode Island. ALE or ALS, respectively, shall have thirty
                           (30) days following its receipt of any such offer and of all material economic information regarding such offer to accept or reject, in writing, such offer made to it by the other party in this regard, and a failure to timely respond shall be deemed a rejection.

                  (ii) The Restrictions shall not be violated by ALS if ALS manages an Assisted Living Facility or the Person(s) that own such facility, so long as ALS has no direct or indirect equity interest in the facility or the entity that owns such facility and no right to receive a fee based on the profitability (other than gross revenues) of such facility (such facilities referred to herein as "Managed Facilities");

                  (iii) The Restrictions shall not be considered violated solely by reason of the activities of a person or entity which is not an Affiliate of ALS or ALE at the time this Agreement is signed but which subsequently becomes an Affiliate of such party insofar as the activities of such Affiliate that predate such affiliation are concerned;

                  (iv) The Restrictions in Section 3.14(a) shall not apply to a Non-Defaulting Party from and after any default by the other party in the making of a Mandatory Capital Call Contribution to any ALS-Northeast Entity;

                  (v) The Restrictions shall not apply to a party during the continuance of any order or other action by a regulatory agency or body which prohibits or restricts the other party from owning, operating or managing an Assisted Living Facility in the Territory;

                  (vi) The Restrictions shall not prevent ALE or its Affiliates from managing any ALS-Northeast Facility following the termination of the Management Agreement with ALS for such Facility;

                  (vii)    Not Used.

                  (viii) The Restrictions shall not be violated by reason of ALS, ALE or any of their respective Affiliates acquiring all or substantially all of the operations of another multi-facility operator (or a multi-facility division or operating unit of such operator) of Assisted Living Facilities, whether by merger, stock or asset purchase or otherwise, provided that (A) none of the acquired Assisted Living Facilities (the "Acquired Facilities") are located within ten (10) miles of any Facility then jointly owned by ALS and ALE or any Facility in which a Defaulting Party once owned an interest if that party is the acquiring party or any Facility not yet completed but for which a Project Entity has been formed, and (B) the Acquired Facilities include one or more facilities located outside of the Territory; and

                  (ix) The Restrictions shall not be violated by ALS by ALS providing feasibility studies and related services to third parties on a fee basis (i.e., compensation that is not calculated on or with respect to, or that otherwise constitutes a participation in, the profits (as opposed to gross revenue or adjusted gross revenue) of any subject facility) so long as ALS has no direct or indirect equity interest in such third party or in the facilities owned or operated by such third party.

                  (e) Each party to this Agreement hereby agrees that the restrictions set forth in this Section 3.14 are founded on valuable consideration and are reasonable in duration and geographic area in view of the circumstances under which this Agreement was executed, and that such restrictions are necessary to protect the legitimate interests of the parties. If any provision of this Section 3.14 is determined to be invalid by any arbitrator or court of competent jurisdiction, then the provisions of this
Section 3.14 shall be deemed to have been amended, and the parties agree to execute any documents and take whatever action is necessary to evidence such amendment, so as to eliminate or modify any such invalid provision and to carry out the intent of this Section 3.14 and to render the terms of this Section 3.14 enforceable in all respects as so modified.

                  (f) Each party to this Agreement acknowledges and agrees that irreparable injury may result to the other party and/or a Project Entity if the other party breaches any covenant contained in this Section 3.14, and that the remedy at law for the breach of any such covenant will be inadequate. Therefore, if either party shall engage in any act which is a violation of any of the provisions of this Section 3.14, then the other party and the affected Project Entity (or either of them) shall be entitled to, in addition to such other remedies and damages as may be available to either or both of them at law or pursuant to this Agreement, injunctive relief to enforce the provisions of this Section 3.14.

         3.15 Interests in Profits, Losses and Distributions. The Entity Documents for each Project Entity shall provide as follows:

                  (a) Net Losses from Operations. Any net losses with respect to a particular Facility, other than net losses resulting from a sale or other disposition of such Facility, as determined on a quarterly basis, shall be allocated (i) first, to the extent that net profits have been allocated pursuant to Section 3.15(c)(v) hereof in proportion to the parties' respective Percentage Interests for any prior fiscal quarter and such net profits have not been distributed by the Project Entity to the members or already reversed out pursuant to Section 3.15(b)(i) hereof or this Section 3.15(a)(i), net losses shall be allocated to offset such undistributed net profits pro rata among the members in proportion to their shares of the retained net profits being offset (and thereafter such allocations of retained profits, to the extent offset pursuant to this Section 3.15(a)(i), shall be disregarded for purposes of computing subsequent allocations pursuant to this Section 3.15); (ii) second, one hundred percent (100%) to ALE until ALE's Capital Account is a negative number that is equal to ALE's limited Capital Account restoration obligation as set forth in clause (b) of the second to last sentence of Section 3.21 hereof (the "ALE Restoration Amount"); (iii) third, one hundred percent (100%) to ALS until its Capital Account is a positive number that is equal to the ALE Restoration Amount; and (iv) lastly, in proportion to the parties' then respective Percentage Interests (provided, however, that any such net loss to be allocated pursuant to this clause (iv) that is attributable to Partner Nonrecourse Debt (as such term is defined in Section 1.704-2(b)(4) of the Treasury Regulations (herein, "Regulations") promulgated under the Internal Revenue Code of 1986, as amended (the "Code")) shall be allocated to the member that bears the economic risk of loss pursuant to Section 1.752-2(b)-(j) of the Regulations for such Partner Nonrecourse Debt and, if more than one member bears such economic risk of loss, such Partner Nonrecourse Deductions shall be allocated among the members in accordance with the ratios in which they share such economic risk of loss). Nonrecourse Deductions (as such term is defined in
Section 1.704-2(b)(1) of the Regulations) shall be allocated to ALS and ALE in proportion to their Percentage Interests.

                  (b) Net Losses from Dispositions. Except as otherwise provided in Section 3.21 hereof, any net loss resulting from a sale or other disposition of a Facility shall be allocated (i) first, to the extent that net profits have been allocated pursuant to Section 3.15(c)(v) hereof in proportion to the parties' respective Percentage Interests for any prior fiscal quarter and such net profits have not been distributed by the Project Entity to the members or already reversed out pursuant to Section 3.15(a)(i) hereof or this Section 3.15(b)(i), net loss on a sale or other disposition of a Facility shall be allocated to offset such undistributed net profits pro rata among the members in proportion to their shares of the retained net profits being offset; (ii) second, one hundred percent (100%) to ALS until the sum of the cumulative net losses allocated to ALS pursuant to this Section 3.15(b)(ii) and the cumulative net losses previously allocated to ALS pursuant to Section 3.15(a)(iii) hereof (but only to the extent such net losses have not been previously reversed out by net profit allocations made to ALS pursuant to Section 3.15(c)(ii) hereof) equal 75/25ths (assuming that the Percentage Interests of ALS and ALE are 75 % and 25%, respectively, and if such Percentage Interests are different, the applicable ratio for each loss allocation offset shall be the ratio of the Percentage Interest held by ALS at the time of such loss allocation to the Percentage Interest held by ALE at such time) of the cumulative net losses allocated to ALE pursuant to Section 3.15(a)(ii) (but only to the extent such net losses have not been previously reversed out by net profit allocations made to ALE pursuant to Section 3.15(c)(iii) hereof); (iii) third, to ALE and ALS, in proportion to their positive Capital Account balances, until the Capital Account balances of both ALE and ALS equal zero; and (iv) lastly, in proportion to the parties' then respective Percentage Interests.

                  (c) Net Profits from Operations. Any net profits with respect to a particular Facility, other than net profits resulting from a sale or other disposition of such Facility, as determined on a quarterly basis, shall be allocated first to the parties to "reverse out" any prior net loss allocations made pursuant to Sections 3.15(a)(ii), (iii) and (iv) hereof in the reverse order made, and then to ALE to "match" any Preferred Equity Return, with any remaining net profit (i.e., any net overall profit in excess of previously allocated losses and ALE's Preferred Equity Return) to be allocated in proportion to the parties' then respective Percentage Interests. That is, any quarterly net profits shall be allocated (i) first, between ALS and ALE to restore any net losses previously allocated to them pursuant to Section 3.15(a)(iv) hereof, in proportion to their relative shares of such net losses;
(ii) second, one hundred percent (100%) to ALS to restore any net losses allocated to it pursuant to Section 3.15(a)(iii) hereof; (iii) third, one hundred percent (100%) to ALE to reverse any net losses allocated to it pursuant to Section 3.15(a)(ii) hereof; (iv) fourth, one hundred percent (100%) to ALE to the extent that the total Preferred Equity Return computed through the end of such quarter exceeds the cumulative net profits previously allocated to ALE pursuant to this Section 3.15(c)(iv); and (v) lastly, between ALS and ALE in proportion to their respective Percentage Interests.

                  (d) Net Profits from Dispositions. Except as otherwise provided in Section 3.21 hereof, any net profits resulting from a sale or other disposition of a Facility shall be allocated (i) first, one hundred percent (100%) to ALE until its Capital Account balance (as increased by the amounts, if any, which ALE is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulation Sections 1.7042(g)(1) and 1.704-2(i)(5)) is equal to the sum of (A) 25/75ths (assuming that the Percentage Interests of ALS and ALE are 75% and 25%, respectively, and if such Percentage Interests are different, the applicable ratio shall be the ratio of the Percentage Interest held by ALE at the time of the relevant loss allocation that is being restored by this net profits allocation to the Percentage Interest held by ALS at such time) of ALS's Capital Account balance (as increased by the amounts, if any, which ALS is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5)), plus
(B) the Unreturned Preferred Equity Amount, if any and (ii) then, to ALS and ALE in proportion to their respective Percentage Interests.

                  (e) Distributions. Each Project Entity with respect to which a Preferred Equity Contribution has been made shall determine on a quarterly basis its cash flow after the payment of scheduled debt service and operating expenses and prior to the payment of any management fees for such quarter, and shall distribute such cash flow 100% to ALE to the extent necessary to enable such Project Entity to satisfy in full the entitlement of ALE to receive distributions from such Project Entity equal to the Preferred Equity Return (but not a return of the Preferred Equity Contribution) in respect of such Project Entity. Each Project Entity as to which no Preferred Equity Contribution has been made, or as to which such

Preferred Equity Return entitlement has been satisfied, shall determine on a quarterly basis its cash flow after the payment of scheduled debt service and operating expenses and after the payment the payment of scheduled management fees for such quarter, and shall distribute such cash flow in proportion to the parties' respective Percentage Interests. Distributions upon liquidation of the Project Entity (i.e., the distribution of proceeds from the sale of the respective Facility) shall be distributed in accordance with the parties' respective Capital Account balances (after giving effect to the allocation of any gain or loss resulting from such liquidating sale in accordance with the provisions of this Section 3.15 as modified by Section 3.21 hereof). The Project Agreements of each Project Entity (including the Project Agreements of the Grandfathered Project Entities) shall be amended or be prepared so as to conform to the provisions of this Section 3.15(e).

         3.16     Confidentiality. Except to the extent permitted by Section
3.19 hereof, the parties hereto will at all times hold and cause their officers, employees, agents, consultants and advisors (collectively, "Representatives") to hold in confidence the information contained in this Agreement. In addition, each party (the "Receiving Party") who receives any Confidential Information (hereinafter defined) concerning the other party (the "Disclosing Party") will at all times hold and cause its Representatives to hold in strict confidence such Confidential Information which shall have been or will be furnished by the Disclosing Party to the Receiving Party or its Representatives in connection with the transactions contemplated by this Agreement. All such Confidential Information shall be disclosed by a Receiving Party only to its Representatives engaged in the evaluation of such information. The provisions of this Section
3.16 shall not apply to the extent that such Confidential Information (a) was previously known to the Receiving Party prior to disclosure by the Disclosing Party, (b) is in the public domain through no fault of the Receiving Party, (c) is lawfully acquired by the Receiving Party from a third party under no obligation of confidence to the Disclosing Party, or (d) is required by any law or by any governmental or judicial body to be disclosed. Such Confidential Information shall not be used to the detriment of the Disclosing Party in any manner. Notwithstanding the foregoing, the parties acknowledge that the financial position and results of operations of, and other operating characteristics or data relating to, any Facility may be disclosed by ALS in connection with its public reporting under applicable securities laws and stock exchange rules.

         For purposes of this Section 3.16, the term "Confidential Information" shall mean any data or information that is designated as "confidential" by the Disclosing Party, is of value to the Disclosing Party and is not generally known to competitors of the Disclosing Party or to the public, and whose confidentiality is maintained by the Disclosing Party. Confidential Information shall include, but not be limited to, written lists of the Disclosing Party's current or potential residents or other customers, the identity of various suppliers, non-public information concerning the Disclosing Party's executives and employees and its financial affairs, business plans, services, research, development, purchasing, accounting, engineering and marketing.

         Nothing in this Section 3.16 will limit or restrict a Non-Defaulting Party in respect of its ownership or operation of a Facility following a default by the other party or its Affiliates in an obligation to make a Mandatory Capital Call Contribution or under an Ancillary Agreement relating to such Facility.

         3.17 Further Assurances. Each party agrees to execute such further documents and perform such further acts as may be reasonably necessary to con ate the transactions contemplated by this Agreement, the Commons Acquisition Agreement and the Ancillary Agreements and in accordance with the terms of this Agreement, the Commons Acquisition Agreement and the Ancillary Agreements, to aid the more efficient execution of the transactions contemplated hereby and thereby.

         3.18 No Liens. Each of ALS and ALE hereby agrees to keep its ownership interest in all ALS-Northeast Entities free and clear from any and all security interests, liens, restrictive covenants or other encumbrances in favor of any and all third parties other than those arising pursuant to the Collateral Assignment Agreement or the Loan Documents.

         3.19 Public Statement. Each party to this Agreement will consult with the other party prior to issuing any press release or making any other public statement with respect to this Agreement and the transactions contemplated in this Agreement, and will not issue any such release or make any such statement without the approval of the other party (in the other party's sole discretion), except, such disclosure as is required to be reported in any regulatory filings, and as may be required or appropriate in the reasonable judgment of such party's counsel pursuant to any applicable state or federal securities law or the rules and regulations of any relevant securities exchange or quotation system upon which such party's securities are listed or traded.

         3.20 PDC Guaranty Amendment. ALE and ALS are simultaneously herewith executing an amendment to the PDC Guaranty Amendment described in the First Amended Agreement to release Assisted Living Equity Investors as a guarantor under such PDC Guaranty Amendment.

         3.21 Special Project Entity Profit and Loss Allocations. Each Operating Agreement for a Project Entity shall, except as otherwise provided in the balance of this Section, generally allocate all profits, gains, losses and deductions (including nonrecourse deductions), as well as any distributions, among the parties hereto in accordance with the provisions of Section 3.15 hereof. Notwithstanding the provisions of Section 3.15 hereof, each Operating Agreement shall contain special allocation provisions whereby, prior to any allocations provided for in Section 3.15 hereof, (i) ALE shall be specially allocated any gain realized on any sale or other disposition of a Facility in an amount necessary to reflect in its Capital Account (after consideration of all prior special gain and loss allocations provided for in this Section 3.21), and limited to, the Development Services Contribution Amount, and (ii) ALS shall be specially allocated losses realized on any sale or other disposition of a Facility in an amount equal to (after consideration of all such prior special gain and loss allocations provided for in this Section 3.21), and limited to, 75/25ths (or 66.66/33.33ths, as applicable) of the Development Services Contribution Amount. Upon liquidation of the Project Entity, ALE shall be obligated to restore the lesser of (a) its negative Capital Account balance, if any, or (b) 75% or 66.66%

(as applicable) of the Development Services Contribution Amount. Liquidating distributions upon the liquidation of a Project Entity shall be made to ALE and ALS in accordance with the balances in their respective Capital Accounts (after taking into account all allocations of profits, gains, losses, and deductions of the Project Entity, including all special gain or loss allocations described in this Section).

                                    ARTICLE 4

                      REPRESENTATIONS AND WARRANTIES OF ALS

         ALS hereby represents and warrants to ALE that:

         4.1 Organization. ALS is a corporation validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and to become an owner of the ALS-Northeast Entities. ALS will be qualified to transact business as a foreign corporation in the States of New York, Massachusetts, Connecticut and Rhode Island, as necessary to carry out the transactions contemplated by this Agreement and the Ancillary Agreements.

         4.2 Authorization, Enforceability. The execution, delivery and performance by ALS of this Agreement and the ALS Ancillary Agreements are within the corporate power of ALS and have been duly authorized by all necessary corporate action. A certified copy of resolutions of the Board of Directors of ALS authorizing this Agreement and the ALS Ancillary Agreements has been delivered to ALE. This Agreement, and the ALS Ancillary Agreements when executed and delivered by ALS, will be the valid and binding obligations of ALS, enforceable against ALS in accordance with the respective terms of such agreements.

         4.3 No Violation or Conflict. The execution, delivery and performance of this Agreement and the ALS Ancillary Agreements by ALS will not conflict with or violate any law, judgment, order, decree or regulation, the Certificate of Incorporation or Bylaws of ALS, or any contract or agreement to which ALS is a party or by which ALS is bound.

         4.4 Brokers. Neither ALS nor any Affiliate of ALS has incurred any brokers', finders' or any similar fee in connection with the transactions contemplated by this Agreement or the ALS Ancillary Agreements.

         4.5 Litigation. There is no litigation, arbitration, proceeding, governmental investigation, citation or action of any kind pending or, to the knowledge of ALS, proposed or threatened, against ALS which could have a material adverse effect on the transactions contemplated hereby. There is no action, suit or proceeding against ALS by any person or entity which questions the validity, legality or propriety of the transactions contemplated by this Agreement or the ALS Ancillary Agreements.

         4.6 Governmental Approvals. No permission, approval, determination, consent or waiver by, or any declaration, filing or registration with, any governmental or regulatory authority is required on the part of ALS in connection with its execution and delivery of this Agreement and the ALS Ancillary Agreements and the consummation by ALS of the transactions contemplated in this Agreement and the ALS Ancillary Agreements, other than such licenses as may be required to operate or manage Facilities in the Territory.

         4.7 Required Consent. There are no approvals or consents which ALS is required to obtain from any third parties to enter into this Agreement or the ALS Ancillary Agreements which have not been obtained.

                                    ARTICLE 5

                      REPRESENTATIONS AND WARRANTIES OF ALE

         ALE hereby represents and warrants to ALS that:

         5.1 Organization. ALE is a limited liability company validly existing and in good standing under the laws of the State of New York. Each ALE Affiliate that is or is intended to be a party to the Ancillary Agreements, including without limitation PDC (the "Contracting ALE Affiliates") is (or upon formation will be) a corporation, partnership or limited liability company, as applicable, validly existing and in good standing under the laws of its organization. ALE and each Contracting ALE Affiliate have (or, as to Contracting ALE Affiliates, upon formation will have) full corporate, partnership or limited liability company (as applicable) power and authority to conduct its business as presently conducted and, in the case of ALE, to become an owner of the ALS-Northeast Entities. ALE and the Contracting ALE Affiliates are (or upon formation will be) duly qualified to transact business as a limited liability company or other entity in the States of New York, Massachusetts, Connecticut and Rhode Island, as necessary to carry out the transactions contemplated by this Agreement and the Ancillary Agreements. Exhibit I, attached hereto and incorporated herein by this reference, contains a correct list of the current owners of ALE, PDC and Central New York Contractors, Inc. (the ALE Affiliate that will enter into the Construction Agreement).

         5.2 Authorization, Enforceability. The execution, delivery and performance by ALE of this Agreement and by ALE and the Contracting ALE Affiliates of the ALE Ancillary Agreements are within the corporate, partnership or limited liability company (as applicable) power of, and have been duly authorized by, ALE and the Contracting ALE Affiliates, respectively. This Agreement, and the ALE Ancillary Agreements when executed and delivered by ALE and the Contracting ALE Affiliates, will be the valid and binding obligations of ALE and the Contracting ALE Affiliates, as applicable, enforceable against ALE and such Contracting ALE Affiliates in accordance with their respective terms and conditions. A certified copy of the resolutions of the members of ALE and the Contracting ALE Affiliates authorizing this Agreement and ALE Ancillary Agreements has been delivered to ALS.

         5.3 No Violation or Conflict. The execution, delivery and performance by ALE of this Agreement and by ALE and the Contracting ALE Affiliates of the ALE Ancillary Agreements will not conflict with or violate any law, judgment, order, decree or regulation, the Articles of Incorporation, Articles of Organization or operating agreement of ALE and the Contracting ALE Affiliates, respectively, or any contract or agreement to which ALE and the Contracting ALE Affiliates are a party or by which they are bound.

         5.4 No Broker. Neither ALE nor any Affiliate of ALE (including the Contracting ALE Affiliates) has incurred any brokers', finders' or any similar fee in connection with the transactions contemplated by this Agreement or the ALE Ancillary Agreements.

         5.5 No Litigation. There is no litigation, arbitration, proceeding, governmental investigation, citation or action of any kind pending or, to the knowledge of ALE, proposed or threatened, against ALE or any Contracting ALE Affiliate which could have a material adverse effect on the transactions contemplated hereby. There is no action, suit or proceeding by any person or governmental agency against ALE or any Contracting ALE Affiliate which questions the legality, validity or propriety of the transactions contemplated by this Agreement or the ALE Ancillary Agreements.

         5.6 Governmental Approvals. No permission, approval, determination, consent or waiver by, or any declaration, filing or registration with, any governmental or regulatory authority is required on the part of ALE or any Contracting ALE Affiliate in connection with its execution and delivery of this Agreement and the ALE Ancillary Agreements and the consummation by ALE and the Contracting ALE Affiliates of the transactions contemplated in this Agreement and the ALE Ancillary Agreements, other than such licenses and permits as may be required in connection with the construction of Facilities.

         5.7 Required Consent. There are no approvals or consents which ALE or any Contracting ALE Affiliate are required to obtain from third parties to enter into this Agreement or the ALE Ancillary Agreements which have not been obtained.

                                    ARTICLE 6

                                    NOT USED


                                    ARTICLE 7

                                    NOT USED


                                    ARTICLE 8

                                    NOT USED

                                    ARTICLE 9

                                 INDEMNIFICATION

         9.1 ALE's Indemnity. ALE hereby agrees to indemnify ALS, each ALS Affiliate and, except for the matters referenced in (c) and (d) below, the ALS-Northeast Entities, or any of them, and hold them harmless from and against any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including, without limitation, reasonable attorneys fees and other reasonable legal costs and expenses) which any of them may at any time suffer or incur, or become subject to, as a result of or in connection with:

                  (a) any breach or inaccuracy when made of any of the representations and warranties made by ALE or any ALE Affiliates in this Agreement or in any ALE Ancillary Agreement;

                  (b) any failure by ALE or any ALE Affiliate to carry out, perform, satisfy or discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any ALE Ancillary Agreement;

                  (c) any unpaid or unsatisfied indemnification right of ALS pursuant to Section 3.6 hereof;

                  (d) provided that the interest of ALE in the ALS-Northeast Entity has not been acquired by ALS pursuant to Section 3.12, any payments by ALS with respect to any obligations of any ALS-Northeast Entity not described in Section 3.6 which have been jointly guaranteed in writing by ALS and ALE, to the extent such payments exceed the initial ALS Percentage Interest in such ALS-Northeast Entity upon its organization;

                  (e) any suit, action or other proceeding brought by any Person against ALS, any ALS Affiliate or any ALS-Northeast Entity arising out of, or in any way related to, any obligation in respect of which an indemnity obligation is owed pursuant to paragraphs (a) through (d) of this Section 9.1.

         9.2 ALS's Indemnity. ALS hereby agrees to indemnify ALE, each ALE Affiliate and, except for the matters referenced in (c) and (d) below, the ALS-Northeast Entities or any of them, for and hold them harmless from and against any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including reasonable attorneys' fees and other reasonable legal costs and expenses) which any of them may at any time suffer or incur, or become subject to, as a result of or in connection with:

                  (a) any breach or inaccuracy when made of any of the representations and warranties made by ALS in this Agreement or in any and all ALS Ancillary Agreements;

                  (b) any failure by ALS to carry out, perform, satisfy or discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any and all ALS Ancillary Agreements;

                  (c) any unpaid or unsatisfied indemnification right of ALE pursuant to Section 3.6 hereof;

                  (d) any payments by ALE with respect to any obligations of any ALS-Northeast Entity not described in Section 3.6 which have been jointly guaranteed in writing by ALE and ALS, to the extent such payments exceed the initial ALE Percentage Interest in such ALS-Northeast Entity upon its organization; or

                  (e) any suit, action or other proceeding brought by any Person against ALE, any ALE Affiliate or any ALS-Northeast Entity arising out of, or in any way related to, any obligation in respect of which an indemnity obligation is owed pursuant to paragraphs (a) through (d) of this Section 9.2.

Further, in the event that any net losses of a Project Entity properly allocated to ALE pursuant to Section 3.15(a)(ii) are disallowed upon federal and/or state income tax audit and additional federal, state or local income tax, interest thereon and/or penalties related thereto are therefore assessed upon the members of ALE by reason of such disallowance, ALS shall indemnify such members for 100% of such penalties and an amount equal to the product of (i) ALS's initial Percentage Interest with respect to such Project Entity times (ii) any interest (but no portion of the additional tax itself) incurred by such members solely by reason of such disallowance; provided, however, that such indemnification obligation shall arise and apply only to the extent that such disallowance is solely attributable to ALE's being allocated a portion of net loss pursuant to
Section 3.15(a)(ii) that is greater than its Percentage Interest at the time of such net loss allocation with respect to such Project Entity.

         9.3      Provisions Regarding Indemnities.

                  (a) The obligations of ALE and ALS under Section 9 of this Agreement shall survive for the statute of limitations period applicable to claims in respect of which such rights of indemnification apply. Delivery of any written demand for indemnification by an indemnified party shall toll the survival period for the subject of the particular demand and, once notice is given, the indemnified party may pursue the particular claim to its conclusion to the extent permitted by applicable law.

                  (b) The indemnified party shall promptly notify the indemnifying party in writing and in reasonable detail of any claim, demand, action or proceeding for which indemnification will be sought under Section 9 of this Agreement, and if such claim, demand, action or proceeding is a third party claim, demand, action or proceeding, the indemnifying party will have the right, at its expense, to assume the defense thereof using counsel reasonably acceptable to the indemnified party. The indemnified party shall have the right to participate, at its own expense, with respect to any such third party claim, demand, action or proceeding.

In connection with any such third party claim, demand, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such third party claim, demand, action or proceeding shall be settled without the prior written consent of the indemnified party, unless the settlement is for money damages only and is satisfied in full simultaneously with the conclusion of the settlement.

                  (c) Any indebtedness or other obligations of ALE or ALS to its respective Affiliates will be subordinated to any indemnification obligations of ALE to ALS or ALS to ALE, respectively.

                                   ARTICLE 10

                                    NOT USED


                                   ARTICLE 11

                                  MISCELLANEOUS

         11.1 Entire Agreement; Amendment. This Agreement, the Commons Acquisition Agreement and the other agreements and documents executed in connection therewith or contemplated thereby, constitute the entire agreement between the parties pertaining to the subject matter of this Agreement, and (except as otherwise provided in Article 2 and Section 11.16 hereof) supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shah such waiver constitute a continuing waiver unless otherwise expressly provided.

         11.2 Fees and Expense. Whether or not the transactions contemplated by this Agreement are consummated, and except as expressly provided herein or in any Ancillary Agreement, each of the parties hereto shall pay the fees and expenses of such party's counsel, accountants, brokers, consultants, investment bankers and other experts incident to the negotiation and preparation of this Agreement and the consummation of the transactions contemplated by this Agreement.

         11.3 Applicable Law. All questions concerning the construction, validity and interpretation of this Agreement, and the performance of the obligations imposed by this Agreement, shall be governed by the law of the State of New York without giving effect to principles of conflicts of laws.

         11.4 Binding Effect, Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto without the prior written consent of the other party, whether by operation of law or otherwise.

         11.5 Notices. Each notice, request, demand or other communication ("Notice") by either party to the other party pursuant to this Agreement shall be in writing and shall be personally delivered or sent by U.S. certified mail, return receipt requested, postage prepaid, or by nationally recognized overnight commercial courier, charges prepaid, or by facsimile transmission (but each such Notice sent by facsimile transmission shall be confirmed by sending an original thereof to the other party by U.S. mail or commercial courier as provided herein no later than the following business day), addressed to the address of the receiving party set forth below or to such other address as such party shall have communicated to the other party in accordance with this Section. Any Notice hereunder shall be deemed to have been given and received on the date when personally delivered, on the date of sending when sent by facsimile, on the third business day following the date of sending when sent by mail or on the first business day following the date of sending when sent by commercial courier.

If to ALE:                 Assisted Living Equities, LLC
                           250 South Clinton Street, Suite 200
                           Syracuse, New York 13202-1258
                           Attn: Legal Department
                           Telephone: (315) 471-3181
                           Fax: (315) 471-1154

with a copy to:            Kalkines, Arky, Zall & Bernstein LLP
                           1675 Broadway
                           New York, New York 10019-5809
                           Attn:  Peter F. Olberg, Esq.
                           Telephone:  (212) 541-9090
                           Fax: (212) 541-9250

If to ALS:                 Alternative Living Services, Inc.
                           450 North Sunnyslope Road
                           Suite 300
                           Brookfield, Wisconsin 53005
                           Attn:  Mr. William F. Lasky
                           Fax: (414) 789-9592

with a copy to:            Rogers & Hardin
                           229 Peachtree Street, N.E.
                           Atlanta, Georgia 30303
                           Attn:  Alan C. Leet, Esq.
                           Fax:  (404) 525-2224

         11.6 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute one and the same Agreement.

         11.7 Headings. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

         11.8 Construction. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the person may in the context require. References to Sections herein include all subsections which are subsidiary to the Section referred to. No provision of this Agreement shall be construed in favor of or against any party hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof.

         11.9 Severability. If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, then the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby unless such invalidity materially impairs the ability of the parties to consummate the transactions contemplated by this Agreement.

         11.10 Knowledge. Any representation, warranty, covenant or statement which is made to the knowledge of any party to this Agreement shall require that such party make reasonable investigation and inquiry with respect thereto to ascertain the correctness and validity thereof.

         11.11 Survival of Representations and Warranties. All representations and warranties of the parties contained in this Agreement or made pursuant to this Agreement shall survive the execution of this Agreement and the consummation of the transactions contemplated by this Agreement. All obligations of the parties hereunder with respect to any Project Entity will survive the term hereof for so long as the parties or their Affiliates have interests in or rights or obligations in respect of such Project Entity. Any termination of the Development Term shall not affect the obligations of ALE or ALS or their respective Affiliates to complete any Facilities then under development for which a Project Entity has been formed.

         11.12 Arbitration. The parties hereto agree that, subject to the provisions of this Section 11.12, any and all controversies or claims arising out of or relating to this Agreement, any of the ALS Ancillary Agreements or ALE Ancillary Agreements or the breach of any of the foregoing, shall be settled by arbitration pursuant to the Federal Arbitration Act, 9 U.S.C. ss.1 et seq., in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The parties hereto further agree that the arbitrators in any such arbitration shall not be authorized to award any punitive damages in connection with any controversy or a claim settled by arbitration hereunder. The decision of the arbitrator in any such arbitration shall be final and binding upon the parties and judgment upon the award may be entered in any court having jurisdiction thereof. Any arbitration shall take place in such place as is agreed on by the parties hereto, or, if they cannot agree, in Chicago, Illinois, and the expenses of the arbitrators shall be borne by the losing party. The arbitration shall be conducted before a panel of three (3) arbitrators, one selected by ALE, one selected by ALS, and one selected by mutual agreement of the arbitrators selected by ALE and ALS. The arbitrators shall have the right to retain and consult experts and competent authorities skilled in the matters under arbitration. The arbitrators shall render their award, upon the concurrence of at least two (2) of their number, if practicable, within sixty (60) days after the appointment of the third arbitrator. Such award shall be in writing and shall be final and conclusive on the parties and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Agreement. Judgment may be had on the decision and award of the arbitrators so rendered, in any court of competent jurisdiction. Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party, as well as the attorneys' fees, witness fees and similar expenses incurred by such party, and the fees and expenses of the third arbitrator and all other expenses of the arbitration shall be borne by the parties equally. Notwithstanding the foregoing, if a majority of the arbitrators determine that the position of either party was taken willfully and is without merit, the arbitrators may require such party to bear all of the expenses of the arbitration as well as all or part of the prevailing party's witness fees, attorney fees and similar expenses. To the extent that one or more of the provisions of this Section 11.12 shall be declared invalid, void or unenforceable, the remainder of the provisions of this Section 11.12 shall remain in full force and effect. All notices in connection with the arbitration shall be made in the manner set forth in Section 115 hereof. Notwithstanding the foregoing, any determination of value of a Project Entity or of ALS Stock in the manner set forth in Section 3.12 of this Agreement shall be final and binding upon the parties and not subject to arbitration under this Section 11.12.

         11.13 Waiver of Compliance. Any failure of ALS or ALE to comply with any obligation, covenant, agreement or condition contained herein may be expressly waived in writing by ALE or ALS, respectively; provided, however, that such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure by the other party.

         11.14 Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

         11.15 Set Off Rights of Parties. Each of ALS and any ALS Affiliate shall have the right to set off against any liquidated monetary obligation it may owe ALE or any ALE Affiliate under this Agreement or any Ancillary Agreement any liquidated monetary obligation which ALE or any ALE Affiliate may owe ALS or any ALS Affiliate. Similarly, each of ALE and any ALE Affiliate shall have the right to set off against any liquidated monetary obligation it may owe ALS or any ALS Affiliate under this Agreement or any Ancillary Agreement any liquidated monetary obligation which ALS or any ALS Affiliate may owe ALE or any ALE Affiliate. This mutual dollar-for-dollar set off of liquidated monetary obligations due and owing between ALS and the ALS Affiliates, on the one hand, and ALE and the ALE

Affiliates, on the other hand is contained in this Agreement because the parties understand and acknowledge that such mutual set off right in all events arises out of the single transaction memorialized by this Agreement. The ALS Affiliates and ALE Affiliates having obligations under this Agreement or an Ancillary Agreement are intended beneficiaries of this Section 11. 15.

         11.16 Effect of Commons Acquisition Agreement. The parties' respective rights and obligations hereunder, and under any other Project Agreement or Ancillary Agreement, shall not be dependent on or in any manner affected by the performance or lack of performance by any party to the Commons Acquisition Agreement. The entities owning the Commons Facilities are not ALS-Northeast Entities and the Commons Acquisition Agreement is not an Ancillary Agreement. The rights and responsibilities of the parties with respect to the Commons Facilities shall be solely as set forth in the Commons Acquisition Agreement and in the other agreements and instruments entered into or to be entered into directly in connection therewith or pursuant thereto. Notwithstanding the foregoing, it is understood that the Collateral Assignment will be amended to collateralize certain indemnity obligations of ALS related to Pioneer Kenmore Company, LLC and Pioneer Niskayuna Company, LLC as contemplated by Section 3.13.

         11.17 Cross Default. Any breach or default by a party under the First Amended Agreement as amended by Amendment No. 1 which extends beyond the applicable grace or cure period, if any, shall also constitute a breach or default by such party beyond any applicable grace or cure period under this Second Amended Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first written above.

                                            ALTERNATIVE LIVING SERVICES, INC.


                                            By:    /s/ Mark W. Ohlendorf
                                                -------------------------------

                                            Its:     Senior Vice President
                                                -------------------------------


                                            ASSISTED LIVING EQUITIES, LLC


                                            By:    /s/ Neil A. Rube
                                                -------------------------------

                                            Its:    Executive Committee Member
                                                -------------------------------

                                   SCHEDULE 1

                        PUT/CALL PRICING LIMITING FACTOR

         In determining the purchase price for ALE's equity interest in any Project Entity, the appraisers establishing the fair market value of the Facility owned by such Project Entity shall apply the limiting factor described in this Schedule 1 if the annual projected stabilized EBITDAR for the Facility in question equals an amount (the "Triggering Amount") in excess of 14.75% of Total ROA Base Cost for the Project Entity owning such Facility. It is understood that the appraisers' determination of the fair market value of a Facility represents a calculation separate and distinct from the determination of the valuation of any non-Facility assets of a Project Entity, and that any such non-Facility assets shall be valued without giving effect to the limiting factor described in this Schedule 1 (e.g., the valuation of the working capital of any Project Entity shall be established in accordance with generally accepted accounting principles).

         In the case described in the preceding paragraph, the appraisers shall utilize an adjusted annual projected stabilized EBITDAR ("Adjusted EBITDAR") in establishing or determining fair market value of a Facility, as follows:

                  (i) To the extent that annual projected stabilized EBITDAR as determined by the appraiser exceeds the Triggering Amount, then

                  (ii) Adjusted EBITDAR shall be calculated by reducing such EBITDAR figure by an amount equal to 70% of the excess of such EBITDAR over the Triggering Amount.

         Example:

=============================================================================
Total ROA Base Cost:                             $5,000,000          (A)
-----------------------------------------------------------------------------
Triggering Amount (14.75% x (A)):                $  737,500          (B)
-----------------------------------------------------------------------------
Annual Projected Stabilized EBITDAR:             $  787,500          (C)
-----------------------------------------------------------------------------
Difference between (C) and (B):                  $   50,000          (D)
-----------------------------------------------------------------------------
Reduction in EBITDAR to calculate Adjusted       $   35,000          (E)
EBITDAR
(70% of (D)):
-----------------------------------------------------------------------------
Adjusted EBITDAR                                 $  752,500
((C) - (E)):
=============================================================================

                                    EXHIBIT A

                                   [Not Used]

                                    EXHIBIT B

                                   [Not Used]

                                    EXHIBIT C

                                   [Not Used]

                                    EXHIBIT D

                            [Construction Agreement]

                                    EXHIBIT E

                                   [Not Used]

                                    EXHIBIT F

                                   [Not Used]

                                    EXHIBIT G

                                   [Not Used]

                                    EXHIBIT H

                                   [Not Used]